
                                                                  EXECUTION COPY

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                                                                   EXHIBIT 4.14

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.,

                       MERISTAR HOSPITALITY FINANCE CORP.,

                        MERISTAR HOSPITALITY CORPORATION,

                                       and

                              SUBSIDIARY GUARANTORS

                                  $300,000,000

                              SERIES A AND SERIES B

                           9% SENIOR NOTES DUE 2008

                                  $200,000,000

                              SERIES C AND SERIES D

                           9 % SENIOR NOTES DUE 2011


                                    INDENTURE



                          Dated as of January 26, 2001


                      U.S. BANK TRUST NATIONAL ASSOCIATION

                                     Trustee

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

                                TABLE OF CONTENTS

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                                                                                  Page
                                                                                  ----

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE............................    1

    SECTION 1.1.     DEFINITIONS................................................    1
    SECTION 1.2.     OTHER DEFINITIONS..........................................   16
    SECTION 1.3.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT..........   17
    SECTION 1.4.     RULES OF CONSTRUCTION......................................   18
    SECTION 1.5.     ONE CLASS OF SECURITIES....................................   18

ARTICLE 2 THE NOTES.............................................................   18

    SECTION 2.1.     FORM AND DATING............................................   18
    SECTION 2.2.     EXECUTION AND AUTHENTICATION...............................   20
    SECTION 2.3.     REGISTRAR AND PAYING AGENT.................................   20
    SECTION 2.4.     PAYING AGENT TO HOLD MONEY IN TRUST........................   21
    SECTION 2.5.     HOLDERS LISTS..............................................   21
    SECTION 2.6.     TRANSFER AND EXCHANGE......................................   21
    SECTION 2.7.     REPLACEMENT NOTES..........................................   22
    SECTION 2.8.     OUTSTANDING NOTES..........................................   22
    SECTION 2.9.     TREASURY NOTES.............................................   23
    SECTION 2.10.    TEMPORARY NOTES............................................   23
    SECTION 2.11.    CANCELLATION...............................................   23
    SECTION 2.12.    DEFAULTED INTEREST.........................................   23
    SECTION 2.13.    RECORD DATE................................................   24
    SECTION 2.14.    CUSIP NUMBER...............................................   24
    SECTION 2.15.    RESTRICTIVE LEGENDS........................................   24
    SECTION 2.16.    BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY..................   27
    SECTION 2.17.    SPECIAL TRANSFER PROVISIONS................................   28

ARTICLE 3 REDEMPTIONS AND OFFERS TO PURCHASE....................................   29
    SECTION 3.1.     NOTICES TO TRUSTEE.........................................   29
    SECTION 3.2.     SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.............   30
    SECTION 3.3.     NOTICE OF REDEMPTION.......................................   31
    SECTION 3.4.     EFFECT OF NOTICE OF REDEMPTION.............................   31
    SECTION 3.5.     DEPOSIT OF REDEMPTION PRICE................................   32
    SECTION 3.6.     NOTES REDEEMED IN PART.....................................   32
    SECTION 3.7.     OPTIONAL REDEMPTION........................................   32
    SECTION 3.8.     MANDATORY REDEMPTION.......................................   33
    SECTION 3.9.     OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS........   33
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                                       i

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
ARTICLE 4 COVENANTS..........................................................................................  35

    SECTION 4.1.     PAYMENT OF NOTES........................................................................  35
    SECTION 4.2.     MAINTENANCE OF OFFICE OR AGENCY.........................................................  35
    SECTION 4.3.     SEC REPORTS.............................................................................  36
    SECTION 4.4.     COMPLIANCE CERTIFICATE..................................................................  36
    SECTION 4.5.     TAXES...................................................................................  37
    SECTION 4.6.     STAY, EXTENSION AND USURY LAWS..........................................................  37
    SECTION 4.7.     LIMITATION ON RESTRICTED PAYMENTS.......................................................  37
    SECTION 4.8.     LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.  41
    SECTION 4.9.     LIMITATION ON ADDITIONAL INDEBTEDNESS AND ISSUANCE OF CERTAIN CAPITAL STOCK.............  42
    SECTION 4.10.    LIMITATION ON SALE OF ASSETS............................................................  44
    SECTION 4.11.    LIMITATION ON TRANSACTIONS WITH AFFILIATES..............................................  46
    SECTION 4.12.    LIMITATION ON LIENS.....................................................................  47
    SECTION 4.13.    CORPORATE EXISTENCE.....................................................................  47
    SECTION 4.14.    CHANGE OF CONTROL.......................................................................  47
    SECTION 4.15.    SUBSIDIARY GUARANTEES...................................................................  48
    SECTION 4.16.    LINE OF BUSINESS........................................................................  48
    SECTION 4.17.    PAYMENTS FOR CONSENT....................................................................  49
    SECTION 4.18.    MAINTENANCE OF TOTAL UNENCUMBERED ASSETS................................................  49
    SECTION 4.19.    CONSENTS UNDER THE CREDIT AGREEMENT.....................................................  49
    SECTION 4.20.    CERTAIN COVENANTS OF MERISTAR FINANCE...................................................  49
    SECTION 4.21.    COVENANTS UPON ATTAINMENT AND MAINTENANCE OF AN INVESTMENT GRADE RATING.................  49

ARTICLE 5 SUCCESSORS.........................................................................................  49

    SECTION 5.1.     WHEN THE COMPANY MAY MERGE, ETC.........................................................  49
    SECTION 5.2.     SUCCESSOR SUBSTITUTED...................................................................  50

ARTICLE 6 DEFAULTS AND REMEDIES..............................................................................  51

    SECTION 6.1.     EVENTS OF DEFAULT.......................................................................  51
    SECTION 6.2.     ACCELERATION............................................................................  53
    SECTION 6.3.     OTHER REMEDIES..........................................................................  53
    SECTION 6.4.     WAIVER OF PAST DEFAULTS.................................................................  54
    SECTION 6.5.     CONTROL BY MAJORITY.....................................................................  54
    SECTION 6.6.     LIMITATION ON SUITS.....................................................................  54
    SECTION 6.7.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT....................................................  55
    SECTION 6.8.     COLLECTION SUIT BY TRUSTEE..............................................................  55
    SECTION 6.9.     TRUSTEE MAY FILE PROOFS OF CLAIM........................................................  55
    SECTION 6.10.    PRIORITIES..............................................................................  56
    SECTION 6.11.    UNDERTAKING FOR COSTS...................................................................  56
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                                      ii
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
ARTICLE 7 TRUSTEE............................................................................................  56

    SECTION 7.1.     DUTIES OF TRUSTEE.......................................................................  56
    SECTION 7.2.     RIGHTS OF TRUSTEE.......................................................................  57
    SECTION 7.3.     INDIVIDUAL RIGHTS OF TRUSTEE............................................................  58
    SECTION 7.4.     TRUSTEE'S DISCLAIMER....................................................................  59
    SECTION 7.5.     NOTICE OF DEFAULTS......................................................................  59
    SECTION 7.6.     REPORTS BY TRUSTEE TO HOLDERS...........................................................  59
    SECTION 7.7.     COMPENSATION AND INDEMNITY..............................................................  59
    SECTION 7.8.     REPLACEMENT OF TRUSTEE..................................................................  60
    SECTION 7.9.     SUCCESSOR TRUSTEE BY MERGER, ETC........................................................  61
    SECTION 7.10.    ELIGIBILITY; DISQUALIFICATION...........................................................  62
    SECTION 7.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.......................................  62

ARTICLE 8 DISCHARGE OF INDENTURE.............................................................................  62

    SECTION 8.1.     DEFEASANCE AND DISCHARGE OF THIS INDENTURE AND THE NOTES................................  62
    SECTION 8.2.     LEGAL DEFEASANCE AND DISCHARGE..........................................................  63
    SECTION 8.3.     COVENANT DEFEASANCE.....................................................................  64
    SECTION 8.4.     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE..............................................  64
    SECTION 8.5.     DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS
                     PROVISION...............................................................................  66
    SECTION 8.6.     REPAYMENT TO THE ISSUERS................................................................  67
    SECTION 8.7.     REINSTATEMENT...........................................................................  67

ARTICLE 9 AMENDMENTS.........................................................................................  67

    SECTION 9.1.     WITHOUT CONSENT OF HOLDERS..............................................................  67
    SECTION 9.2.     WITH CONSENT OF HOLDERS.................................................................  68
    SECTION 9.3.     COMPLIANCE WITH TRUST INDENTURE ACT.....................................................  70
    SECTION 9.4.     REVOCATION AND EFFECT OF CONSENTS.......................................................  70
    SECTION 9.5.     NOTATION ON OR EXCHANGE OF NOTES........................................................  70
    SECTION 9.6.     TRUSTEE TO SIGN AMENDMENTS, ETC.........................................................  70

ARTICLE 10 GUARANTEES........................................................................................  71

    SECTION 10.1.    GUARANTEES..............................................................................  71
    SECTION 10.2.    WHEN A SUBSIDIARY GUARANTOR MAY MERGE, ETC..............................................  72
    SECTION 10.3.    LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY..........................................  73
    SECTION 10.4.    RELEASE OF A GUARANTOR..................................................................  73

ARTICLE 11 MISCELLANEOUS.....................................................................................  74

    SECTION 11.1.    TRUST INDENTURE ACT CONTROLS............................................................  74

                                     iii
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
    SECTION 11.2.    NOTICES.....................................................   74
    SECTION 11.3.    COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.................   75
    SECTION 11.4.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT..........   75
    SECTION 11.5.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION...............   76
    SECTION 11.6.    RULES BY TRUSTEE AND AGENTS.................................   76
    SECTION 11.7.    LEGAL HOLIDAYS..............................................   76
    SECTION 11.8.    RECOURSE AGAINST OTHERS.....................................   76
    SECTION 11.9.    DUPLICATE ORIGINALS.........................................   77
    SECTION 11.10.   GOVERNING LAW...............................................   77
    SECTION 11.11.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS...............   77
    SECTION 11.12.   SUCCESSORS..................................................   77
    SECTION 11.13.   SEVERABILITY................................................   77
    SECTION 11.14.   COUNTERPART ORIGINALS.......................................   77
    SECTION 11.15.   TABLE OF CONTENTS, HEADINGS, ETC............................   77

                                                     EXHIBITS

         Exhibit A-1   Form of 9% Note

         Exhibit A-2   Form of 9 % Note

         Exhibit B     Form of Supplemental Indenture

         Exhibit C     Form of Certificate to be Delivered in Connection with
                       Transfers Pursuant to Regulation S

          INDENTURE dated as of January 26, 2001 among MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Company"), MeriStar Hospitality Finance Corp., a Delaware corporation ("MeriStar Finance"; and collectively with the Company, the "Issuers"), MeriStar Hospitality Corporation, a Maryland corporation (the "Parent"), the Subsidiary Guarantors (as defined herein) and U.S. Bank Trust National Association, as trustee (the "Trustee").

          Each of the parties hereto agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9% Series A Senior Notes due 2008 of the Issuers (the "Initial 9% Notes"), the 9% Series B Senior Notes due 2008 of the Issuers if and when issued in the Exchange Offer (the "Exchange 9% Notes," and, together with the Initial 9% Notes, the "9% Notes"), the 9% Series C Senior Notes of the Issuers due 2011 (the "Initial 9% Notes") and the 9% Series D Senior Notes of the Issuers due 2011 if and when issued in the Exchange Offer (the "Exchange 9?% Notes," and together with the Initial 9% Notes, the "9% Notes"). The 9% Notes and the 9% Notes are collectively referred to herein as the "Notes," the Exchange 9% Notes and the Exchange 9% Notes are collectively referred to herein as the "Exchange Notes" and the Initial 9% Notes and the Initial 9% Notes are collectively referred to herein as the "Initial Notes."


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

          SECTION 1.1.   DEFINITIONS.

          "Adjusted Consolidated Net Tangible Assets" means the total amount of the assets of the Parent, the Company and their respective Restricted Subsidiaries on a consolidated basis (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting from the total amount of assets: (1) all of the current liabilities of the Parent, the Company and their respective Restricted Subsidiaries on a consolidated basis, excluding intercompany items, and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Parent, the Company and their respective Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or otherwise provided to the Trustee.

          "Adjusted Total Assets" means, for any Person, the Total Assets for such Person and its Restricted Subsidiaries as of any Transaction Date, as adjusted to reflect the application of the proceeds of the incurrence of Indebtedness and issuance of Disqualified Stock on such Transaction Date.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent or co-Registrar or agent for service of notices and demands.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

          "Asset Sale" means (i) the sale, lease (other than operating leases in respect of facilities which are ancillary to the operation of the Company's, the Parent's or a Restricted Subsidiary's Hospitality Related Business properties or assets), conveyance or other disposition of any property or assets of the Company, the Parent or any Restricted Subsidiary (including by way of a sale and leaseback transaction), (ii) the issuance or sale of Equity Interests of any of the Company's or the Parent's Restricted Subsidiaries or (iii) any Event of Loss, other than, with respect to clauses (i), (ii) and (iii) above, the following: (1) the sale or disposition of personal property held for sale in the ordinary course of business, (2) the sale or disposal of damaged, worn out or other obsolete property in the ordinary course of business as long as such property is no longer necessary for the proper conduct of the business of the Company, the Parent or such Restricted Subsidiary, as applicable, (3) the transfer of assets by the Company or the Parent to one of its respective Restricted Subsidiaries or by a Restricted Subsidiary of the Company or the Parent to the Company or the Parent or to another Restricted Subsidiary of the Company or the Parent, (4) (A) the exchange of one or more lodging facilities and related assets held by the Company, the Parent or a Restricted Subsidiary of the Company or the Parent for one or more lodging facilities and related assets of any person or entity, provided that if any other assets are received by the Company, the Parent or such Restricted Subsidiary in such exchange, such other consideration is in cash or Cash Equivalents; provided, further, that such cash or Cash Equivalent consideration shall be deemed to be cash proceeds of an Asset Sale for the purposes of calculating "Net Proceeds" and applying Net Proceeds, if any, as described in Section 4.10 hereof, or (B) the issuance of OP Units or Preferred OP Units as full or partial consideration for the acquisition of lodging facilities and related assets, provided that the Board of Directors of the Parent has determined that the terms of any exchange or acquisition are fair and reasonable and that the fair market value of the assets received by the Company, the Parent or such Restricted Subsidiary, as set forth in an opinion of a Qualified Appraiser, are equal to or greater than the fair market value of the assets exchanged, sold or issued by the Company, the Parent or such Restricted Subsidiary of the Company or the Parent, (5) any Restricted Payment, permitted under Section 4.7 hereof, (6) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or the Parent in compliance with the provisions of Section 4.14 and Article V hereof, (7) the conversion of or foreclosure or any mortgage or note, provided that the Company, the Parent or a Restricted Subsidiary of the Company or the Parent receives the real property underlying any such mortgage or note or (8) any transaction or series of related transactions that would otherwise be an Asset Sale where the fair market value of the assets, sold, leased, conveyed or otherwise disposed of was less than $5.0 million or an Event of Loss or related series of Events of Loss pursuant to which the aggregate value of property or assets involved in such Event of Loss or Events of Loss is less than $5.0 million.

          "Assumed Indebtedness" means, with respect to any specified Person:
(i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person, in each case excluding Indebtedness incurred in connection with, or in contemplation of such other Person merging with or into or becoming a Subsidiary of, such specified Person.

          "Board of Directors" means the Board of Directors of the Parent or any authorized committee of the Board of Directors.

          "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York or the city in which the Corporate Trust Office is located are authorized or obliged by law or executive order to close.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

          "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above,
(iv) commercial paper or commercial paper master notes having a rating of at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. or at least A-2 or the equivalent thereof by Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition, (v) money market mutual funds that provide daily purchase and redemption features, and (vi) corporate debt with maturities of not greater than six months and with a rating of at least A or the equivalent thereof by Standard & Poor's Corporation and a rating of at least A2 or the equivalent thereof by Moody's Investors Service, Inc.

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the

Company's or the Parent's assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company or the Parent, (iii) the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of a direct or indirect interest in more than 50% of the ownership of the Parent or, other than by the Parent, of the Company, or the voting power of the voting stock of the Parent or, other than by the Parent, the Company's general partner interest, by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company or the Parent as a result of such transaction), (iv) the merger or consolidation of the Company or the Parent with or into another Person or the merger of another Person into the Company or the Parent with the effect that immediately after such transaction the stockholders of the Company or the Parent immediately prior to such transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers, or trustees, or no longer hold the general partner interest, of the Person surviving such merger or consolidation or (v) the first day on which a majority of the members of the Board of Directors of the Parent are not Continuing Directors.

          "Clearstream" means Clearstream Banking, S.A. or its successor.

          "Company" means MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter, means such successor.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus: (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provisions for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period to the extent such expense was deducted in computing Consolidated Net Income, plus (d) Consolidated Depreciation and Amortization Expense of such Person for such period, to the extent deducted in computing Consolidated Net Income less (e) noncash items increasing such Consolidated Net Income for such period in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of and the interest expense of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders. Any calculation of the Consolidated Cash Flow of an individual hotel property shall be calculated in a manner consistent with the foregoing.

          "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Parent, the Company and their respective Restricted Subsidiaries, determined on a consolidated basis, which may properly be classified as current liabilities (including taxes payable as accrued), on a consolidated basis, after eliminating (i) all intercompany items between the Parent, the Company and any of their respective Restricted Subsidiaries and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

          "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and the total amount of non-cash charges (other than non-cash charges that represent an accrual or reserve for cash charges in future periods or which involved a cash expenditure in a prior period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (a) interest expense, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of deferred financing fees), (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers acceptance financing and
(c) interest for which such Person or its Restricted Subsidiaries is liable, whether or not actually paid, pursuant to Indebtedness or under a Guarantee of Indebtedness of any other Person, in each case, calculated for such Person and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (it being understood that the net income of Restricted Subsidiaries shall be consolidated with that of a Person only to the extent of the proportionate interest of such Person in such Restricted Subsidiaries), provided that: (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded, whether or not distributed to such Person or one of its Restricted Subsidiaries,
(ii) the Net Income of any Person that is a Restricted Subsidiary and that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary, (iii) the Net Income of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of changes in accounting principles shall be excluded.

          "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other similar items properly deducted in determining net assets) which would appear on a consolidated balance sheet of the Parent, the Company and their respective Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (i) minority interests in consolidated Subsidiaries held by Persons other than the Parent, the Company or one of their respective Subsidiaries; (ii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iii) any revaluation or other write-up in book value of assets subsequent to the date of this Indenture as a result of a change in the method of valuation in accordance with GAAP consistently applied; (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (v) treasury stock; and (vi) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Parent who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office" shall be at the address of the Trustee specified in Section 11.2 or such other address as the Trustee may give notice to the Issuers.

          "Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of August 3, 1998 and subsequently amended, entered into between and among the Company and the lenders party thereto, providing for borrowings and letters of credit, including any related notes, security documentation, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, supplemented, restructured, renewed, restated, refunded, replaced or refinanced or extended, in each case on a senior basis, from time to time on one or more occasions with respect to the Company or the Parent.

          "Credit Facilities" means, with respect to the Company or the Parent, one or more senior debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for borrowings, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "Default" with respect to any series of Notes means any event that is or with the passage of time or the giving of notice or both would be an Event of Default with respect to the Notes of such series.

          "Disqualified Stock" means any Capital Stock (other than OP Units and Preferred OP Units) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the later of the date on which the 9?% Notes mature or the date on which the 9% Notes mature.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system, or its successor.

          "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (A) any loss, destruction or damage of such property or asset or (B) any actual condemnation, seizure or taking by the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Indebtedness" means Indebtedness of the Parent, the Company and their respective Restricted Subsidiaries in existence on the date of this Indenture (after giving effect to the use of proceeds of the Notes issued hereunder), excluding, for this purpose, amounts outstanding under the Credit Agreement and other Indebtedness outstanding pursuant to clause (b) of the second paragraph of Section 4.9 as in effect on the date of this Indenture.

          "Existing Preferred OP Units" means Preferred OP Units issued and outstanding on the date of this Indenture.

          "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company, the Parent or any of their respective Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings that provide working capital in the ordinary course of business) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company, the Parent or any of their respective Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

          "Fixed Charges" means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income and (b) the product of
(i) all cash dividend or distribution payments on any series of Preferred Stock of such Person or its Restricted Subsidiaries (other than Preferred Stock owned by such Person or its Restricted Subsidiaries), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; provided, however, that if the cash dividend or distribution on such Preferred Stock is deductible for federal tax purposes, then the fraction shall be equal to one.

          "Funds From Operations" for any period means the Consolidated Net Income of the Parent for such period excluding gains or losses from debt restructurings and sales of depreciable operating property, plus depreciation on real estate assets and amortization related to real estate assets and other non-cash charges related to real estate assets, after adjustments for unconsolidated partnerships and joint ventures plus minority interests, if applicable (it being understood that the accounts of such Person's Restricted Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the date of this Indenture.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or otherwise incurring, assuming or becoming liable for the payment of any principal, premium or interest, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligation (including agreements to keep-well and to purchase assets, goods, securities or services).

          "Guarantor" means (a) the Parent and (b) any Subsidiary Guarantor, and in each case its successor, if any.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

          "Holder" means the Person in whose name a Note of any series is registered on the Registrar's books.

          "Hospitality-Related Business" means the lodging business and other businesses necessary for, incident to, in support of, connected with, complementary to or arising out of the lodging business, including, without limitation, (i) developing, managing, operating, improving or acquiring lodging facilities, restaurants and other food-service facilities and convention or meeting facilities, and marketing services related thereto, (ii) acquiring, developing, operating, managing or improving any real estate taken in foreclosure (or similar settlement) by the Company, the Parent or any of their respective Restricted Subsidiaries, or any real estate ancillary or connected to any lodging owned, managed or operated by the Company, the Parent or any of their respective Restricted Subsidiaries, (iii) owning and managing mortgages in, or other Indebtedness secured by Liens on, lodging and real estate related or ancillary to lodging or (iv) other related activities thereto.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of any Indebtedness of such Person or any other Person.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Investment Grade" means a rating of the Notes by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e., currently BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided in each case such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the Notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in rule 436 under the Securities Act) designated by the Company, notice of which shall be given to the Trustee.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company, the Parent or any Restricted Subsidiary of the Company or the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company or the Parent such that, after giving effect to any such sale or disposition, the Company or the Parent, as the case may be, no longer owns, directly or indirectly, greater than 50% of the outstanding common stock of such Restricted Subsidiary, the Company or the Parent, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the investments in such Restricted Subsidiary not sold or disposed of.

          "Issuance Date" means the date of this Indenture.

          "Issuers" means each of the Company and MeriStar Finance, until a successor replaces either such party in accordance with the applicable provisions of this Indenture, and thereafter, means, with respect to such replaced party, such successor.

          "Lien" means, with respect to any asset, or income or profits therefrom, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidated Damages" has the meaning assigned to such term in the Registration Rights Agreements.

          "MeriStar Finance" means MeriStar Hospitality Finance Corp., a Delaware corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter, means such successor.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale, and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by the Company, the Parent or any of their respective Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

          "Non-Recourse Indebtedness" means Indebtedness (a) as to which none of the Company, the Parent or any of their respective Restricted Subsidiaries (i) provides credit support (other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness of the Company, the Parent or any of their respective Restricted Subsidiaries) pursuant to any undertaking, agreement or instrument that would constitute Indebtedness, (ii) is directly or indirectly liable (other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness of the Company, the Parent or any of their respective Restricted Subsidiaries) or (iii) constitutes the lender and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company, the Parent or any of their respective Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Notes" means the Notes of any series issued under this Indenture.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officers" means the Chairman of the Board, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, any Assistant Secretary or any Vice President of the Company or the Company's general partner, the Parent or MeriStar Finance, as applicable.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the President, the Chief Operating Officer, or a Vice President and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, as applicable, of each of the Company's general partner, the Parent and MeriStar Finance, as applicable, except with respect to certificates required to be furnished by the Issuers and the Parent to the Trustee pursuant to Section 4.4 hereof, in which event "Officers' Certificate" means a certificate signed by the principal executive officer or principal financial officer of each of the Company's general partner, the Parent or MeriStar Finance, as applicable.

          "OP Units" means limited partnership interests in the Company or any successor operating partnership that require the issuer thereof to pay dividends or distributions which are tied to dividends paid on the Parent's common stock and which by their terms may be converted into, or exercised or redeemed for, cash or the Parent's common stock.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of this Indenture.

          "Parent" means MeriStar Hospitality Corporation, a Maryland corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter, means such successor.

          "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

          "Permitted Investments" means any (a) Investments in the Company or the Parent, (b) Investments in any Restricted Subsidiary of the Company or the Parent, (c) Investments in Cash Equivalents, (d) Investments by the Company, the Parent or any Restricted Subsidiary of the Company or the Parent in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or the Parent or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company, the Parent or a Restricted Subsidiary of the Company or the Parent, (e) Investments in Unrestricted Subsidiaries or Permitted Joint Ventures, provided that such Investments are in entities solely or principally engaged in Hospitality-Related Businesses and that the aggregate of such Investments does not exceed the greater of (i) $50.0 million or (ii) 5% of Consolidated Net Tangible Assets collectively, (f) Investments in MeriStar Investment Partners, L.P. in an aggregate amount not to exceed $10.0 million collectively and (g) loans to MeriStar Hotels & Resorts Inc. in an aggregate amount not to exceed $25.0 million at any time outstanding.

          "Permitted Joint Venture" means any corporation, partnership, limited liability company or partnership or other similar entity formed to hold lodging properties in which the Company or the Parent, directly or indirectly, owns less than a 50.1% interest.

          "Permitted Refinancing" means Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, to the extent (a) the principal amount of Refinancing Indebtedness or the liquidation preference amount of Refinancing Disqualified Stock, as the case may be, does not exceed the principal amount of Indebtedness or the liquidation preference amount of Disqualified Stock, as the case may be, so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums and reasonable expenses incurred in connection therewith); (b) such Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is scheduled to mature or is redeemable at the option of the holder, as the case may be, no earlier than the Indebtedness or Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded; (c) in the case of Refinancing Indebtedness, the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (d) in the case of Refinancing Disqualified Stock, the Disqualified Stock has a Weighted Average Life to Mandatory Redemption equal to or greater than the Weighted Average Life to Mandatory Redemption of the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; (e) if the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded is subordinated or junior in right of payment to the Notes, the Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is subordinated or junior in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded and
(f) such Refinancing Indebtedness or Refinancing Disqualified Stock is incurred or issued either by the

Parent, by the Company or by a Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Physical Securities" means permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A-1, in the case of the 9% Notes, or Exhibit A-2, in the case of the 9?% Notes.

          "Preferred OP Units" means limited partnership interests in the Company or any successor operating partnership that require the issuer thereof to pay regularly scheduled fixed distributions thereon, which are not related to dividends on the Parent's common stock, and which by their terms may be converted into, or exercised or redeemed for, cash or the Parent's common stock.

          "Preferred Stock" means (i) any Equity Interest with a preferential right in the payment of dividends or distributions or upon liquidation, and (ii) any Disqualified Stock.

          "Refinancing Disqualified Stock" means Disqualified Stock issued in exchange for, or the proceeds of which are used, to extend, refinance, renew, replace, defease or refund Disqualified Stock or Indebtedness permitted to be issued pursuant to the tests set forth in the first paragraph of Section 4.9 hereof or Indebtedness referred to in clauses (c), (e), (g), (i) and (j) of the second paragraph of Section 4.9 hereof.

          "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness permitted to be incurred pursuant to the tests set forth in the first paragraph of Section 4.9 hereof or Indebtedness referred to in clauses (c), (e), (g), (i) and (j) of the second paragraph of Section 4.9 hereof.

          "Registration Rights Agreements" means (a) that certain Registration Rights Agreement dated as of the Issuance Date among the Issuers, the Parent, the Subsidiary Guarantors and Lehman Brothers Inc. and SG Cowen Securities Corporation (the "Initial Purchasers") setting forth certain registration rights with respect to the Notes and (b) that certain Registration Rights Agreement dated as of the Issuance Date among the Issuers, the Parent, the Subsidiary Guarantors, Oak Hill Securities Fund, L.P., Oak Hill Securites Fund II, L.P., Lerner Enterprises-Special, L.P, and P&P.K. Family Limited Partnership setting forth certain registration rights with respect to the Notes.

          "Restricted Investments" means an Investment other than a Permitted Investment.

          "Restricted Period" means the 40-day restricted period as defined in Regulation S.

          "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "SEC" means the Securities and Exchange Commission.

          "S&P" means Standard & Poor's Ratings Services and its successors.

          "Secured Indebtedness" means any Indebtedness or Disqualified Stock secured by a Lien upon property of the Company, the Parent or any of their respective Restricted Subsidiaries, other than Indebtedness under a Credit Facility secured only by a Stock Pledge.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

          "Stock Pledge" means a first priority security interest in the equity interests of Subsidiaries of the Company or Subsidiaries of the Parent.

          "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such Person, by such Person and one or more subsidiaries of such Person or by one or more subsidiaries of such Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date; and (2) any partnership: (a) in which such Person or one or more subsidiaries of such Person is, at the time, a general partner and owns alone or together with us a majority of the partnership interest; or (b) in which such Person or one or more subsidiaries of such Person is, at the time, a general partner and which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformity with GAAP and the financial statements of which are so consolidated.

          "Subsidiary Debt" means, without duplication, all Unsecured Indebtedness (including Guarantees other than Guarantees by Restricted Subsidiaries of Secured Indebtedness) of which a Restricted Subsidiary of the Company or the Parent (other than the Company) other than a Guarantor is the obligor. A release of the Subsidiary Guarantee of a Guarantor which remains a Restricted Subsidiary of the Company or the Parent shall be deemed to be an incurrence of Subsidiary Debt in an amount equal to the proportionate interest of the Company or the Parent in the Unsecured Indebtedness of such Guarantor.

          "Subsidiary Guarantor" means (a) each of the Company's Subsidiaries that guarantees the Credit Agreement on the date of this Indenture and (b) any Restricted Subsidiary that becomes a guarantor of the Notes pursuant to the terms of this Indenture, and in each case, its successor, if any.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Total Assets" means the sum of: (a) Undepreciated Real Estate Assets; and (b) all other assets (excluding intangibles) of the Parent, the Company and their respective Restricted Subsidiaries determined on a consolidated basis.

          "Total Unencumbered Assets" as of any date means the sum of: (a) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and (b) all other assets (but excluding intangibles) of the Parent, the Company and their respective Restricted Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP.

          "Transaction Date" means, with respect to the incurrence of any Indebtedness or issuance of Disqualified Stock by the Company, the Parent or any their respective Restricted Subsidiaries, the date such Indebtedness is to be incurred or such Disqualified Stock is to be issued and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Trust Officer" means any officer in the Corporate Trust Office of the Trustee.

          "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the Company, the Parent or any their respective Restricted Subsidiaries plus capital improvements) of real estate assets of the Company, the Parent and their respective Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis.

          "Unrestricted Subsidiary" means (i) any Subsidiary that is (or has been under this Indenture) designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company, the Parent or any Restricted Subsidiary of the Company or the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company, the Parent or such Restricted Subsidiary than those that might be obtained at the same time from Persons who are not affiliates of the Company; (c) is a Person with respect to which none of the Company, the Parent or any of their respective Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results (other than pursuant to agreements relating to the management of hotels entered into between Restricted Subsidiaries and Unrestricted Subsidiaries in the ordinary course of such Subsidiaries' business, consistent with past practice); and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company, the Parent or any of their respective Restricted Subsidiaries. Any such designation by the Board of Directors made after the Issuance Date shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.7 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company or the Parent as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9 hereof, the Company and the Parent shall be in default of such covenant). The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company or the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.9 hereof and (ii) no Default or Event of Default would be in existence following such designation. MeriStar Finance shall not under any circumstances be designated as an Unrestricted Subsidiary.

          "Unsecured Indebtedness" means any Indebtedness or Disqualified Stock of the Company, the Parent or any of their respective Restricted Subsidiaries that is not Secured Indebtedness.

          "Weighted Average Life to Mandatory Redemption" means, when applied to any Disqualified Stock at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding liquidation preference amount of such Disqualified Stock.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

          SECTION 1.2.   OTHER DEFINITIONS.

                                                                  Defined in
Term                                                                 Section
----                                                                 -------
"Affiliate Transaction"                                                 4.11
"Agent Members"                                                         2.16
"Asset Sale Offer"                                                      4.10
"Asset Sale Offer Price"                                                4.10
"Bankruptcy Law"                                                         6.1
"Change of Control Offer"                                               4.14

"Change of Control Payment"                                             4.14
"Change of Control Payment Date"                                        4.14
"Covenant Defeasance"                                                    8.3
"Custodian"                                                              6.1
"defeasance trust"                                                       8.4
"Depositary"                                                             2.1
"Event of Default"                                                       7.1
"Excess Proceeds"                                                       4.10
"Exchange Global Note"                                                   2.1
"Global Notes"                                                           2.1
"incur"                                                                  4.9
"incurrence"                                                             4.9
"insolvent"                                                             10.3
"Legal Defeasance"                                                       8.2
"Legal Holiday"                                                         11.7
"Paying Agent"                                                           2.3
"Payment Blockage Notice"                                               10.3
"Private Placement Legend"                                              2.15
"Public Equity Offering"                                                 3.7
"Registrar"                                                              2.3
"Regulation S"                                                           2.1
"Regulation S Global Note"                                               2.1
"Regulation S Permanent Global Note"                                     2.1
"Regulation S Temporary Global Note"                                     2.1
"Restricted Payments"                                                    4.7
"Rule 144A"                                                              2.1
"Rule 144A Global Note"                                                  2.1

          SECTION 1.3.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means any Issuer, any Guarantor and any successor obligor.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

          SECTION 1.4.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)  "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e)  provisions apply to successive events and transactions.

          SECTION 1.5.  ONE CLASS OF SECURITIES.

          The Initial Notes of any series and the Exchange Notes of such series shall vote and consent together on all matters as one class and none of the Initial Notes of such series or the Exchange Notes of such series shall have the right to vote or consent as a separate class on any matter.

                                   ARTICLE 2
                                   THE NOTES

          SECTION 2.1.  FORM AND DATING.

          The 9% Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 hereto, the terms of which are incorporated in and made a part of this Indenture with respect to such series, and the 9?% Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-2, the terms of which are incorporated in and made a part of this Indenture with respect to such series. Subject to
Section 2.7 hereof, the 9% Notes shall be issued at any time, or from time to time, in an aggregate principal amount not to exceed $300,000,000, and the 9?% Notes shall be issued at any time, or from time to time, in an aggregate principal amount not to exceed $200,000,000. The Notes may have notations, legends or endorsements required by law, stock exchange rule or agreements to which any Issuer or any Guarantor is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued initially in denominations of $1,000 and integral multiples thereof.

          Notes offered and sold in reliance on Rule 144A under the Securities Act ("Rule 144A") shall be issued initially in the form of one or more permanent global notes in registered form without interest coupons, in substantially the form set forth in Exhibit A-1, in the case of the 9% Notes, or Exhibit A-2, in the case of the 9?% Notes (each, a "Rule 144A Global Note"), deposited with the Trustee, as custodian for The Depository Trust Company (the "Depositary"), duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes of each series may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

          Notes offered and sold in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued initially in the form of one or more temporary global notes in registered form without interest coupons, in substantially the form set forth in Exhibit A-1, in the case of the 9% Notes, or Exhibit A-2, in the case of the 9?% Notes (each a "Regulation S Temporary Global Note"), which shall be deposited with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period for any series of Notes shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note of such series (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note of such series bearing a Private Placement Legend, all as contemplated by Section
2.17 hereof), and (ii) an Officers' Certificate from the Issuers. Following the termination of the Restricted Period, beneficial interests in a Regulation S Temporary Global Note of any series shall be exchanged for beneficial interests in one or more permanent global notes of such series in registered form without interest coupons, in substantially the form set forth in Exhibit A-1, in the case of the 9% Notes, or Exhibit A-2, in the case of the 9?% Notes (each a "Regulation S Permanent Global Note," and collectively with the Regulation S Temporary Global Note, the "Regulation S Global Notes") pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes of any series, the Trustee shall cancel the Regulation S Temporary Global Notes with respect to such series. The aggregate principal amount of the Regulation S Temporary Global Notes of each series and the Regulation S Permanent Global Notes of each series may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          Exchange Notes exchanged for interests in the Rule 144A Global Notes, the Regulation S Global Notes or any Physical Securities of any series will be issued in the form of one or more permanent global notes in registered form without interest coupons, substantially in the form of Exhibit A-1, in the case of the 9% Notes, or Exhibit A-2, in the case of the 9?% Notes (each, an "Exchange Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.

          The Rule 144A Global Notes, the Regulation S Temporary Global Notes, the Regulation S Permanent Global Notes and the Exchange Global Notes are collectively referred to herein as the "Global Notes."

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Notes and the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

          SECTION 2.2.  EXECUTION AND AUTHENTICATION.

          An Officer of each of Issuer shall sign the Notes for the Issuers by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibits A-1 and A-2 hereto.

          The Trustee shall, upon a written order of the Issuers signed by two Officers of each of the Issuers, authenticate Notes of each series for original issue up to an aggregate principal amount stated in Section 2.1 hereof with respect to such series. The aggregate principal amount of Notes of any series outstanding at any time may not exceed the amount set forth herein with respect to such series, except as provided in Section 2.7.

          The Trustee may appoint an authenticating agent to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

          SECTION 2.3.  REGISTRAR AND PAYING AGENT.

          The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Either Issuer or any of its Subsidiaries may act as Paying Agent or Registrar. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the

Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

          The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

          SECTION 2.4.  PAYING AGENT TO HOLD MONEY IN TRUST.

          The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of Notes of any series or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest or Liquidated Damages (as defined in the Registration Rights Agreements), if any, on the Notes of such series, and will notify the Trustee of any default by the Issuers or Guarantors, if any, in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer) shall have no further liability for the money delivered to the Trustee. If either Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

          SECTION 2.5.  HOLDERS LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Notes of each series and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount thereof, and the Issuers and the Guarantors shall otherwise comply with TIA Section 312(a).

          SECTION 2.6.  TRANSFER AND EXCHANGE.

          (a) Where Notes of any series are presented to the Registrar with a request to register the transfer thereof or exchange them for an equal principal amount of Notes of such series of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuers shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

          (b) The Issuers and the Registrar shall not be required (i) to issue, to register the transfer of, or to exchange Notes of any series during a period beginning at the opening of business on a Business Day fifteen (15) days before the day of any selection of Notes of such series for redemption or purchase under Section 3.2 and ending at the close of business on the day of selection, or (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part.

          (c) No service charge shall be made for any registration of a transfer or exchange (except as otherwise expressly permitted herein), but the Issuers may require payment by the Holder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.6 or 9.5).

          (d) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent, nor any Issuer shall be affected by notice to the contrary.

          (e) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

          SECTION 2.7.  REPLACEMENT NOTES.

          If any mutilated Note of any series is surrendered to the Trustee, or either the Issuers or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note of any series, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by two Officers of each Issuer, shall authenticate a replacement Note of such series if an indemnity bond is supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Issuers, the Trustee, each Agent and each authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge for its expenses in replacing a Note.

          Every replacement Note is an additional Obligation of the Issuers.

          SECTION 2.8.  OUTSTANDING NOTES.

          The Notes of any series outstanding at any time are all the Notes of such series authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in interest in a Global Note of such series effected by the Trustee in accordance with the provision hereof, and those described in this Section as not outstanding.

          If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          Subject to Section 2.9 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

          SECTION 2.9.  TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes of any series have concurred in any direction, waiver or consent, Notes of such series owned by any Issuer, any Guarantor, or any Affiliate of any Issuer or any Guarantor, shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of such series which a Trust Officer knows to be so owned shall be so considered. The Issuers agree to notify the Trustee of the existence of any Notes of any series owned by any Issuer, by any Guarantor or by any Affiliate of any Issuer or any Guarantor.

          SECTION 2.10. TEMPORARY NOTES.

          Until definitive Notes of any series are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes of such series. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of the written order of the Issuers signed by two Officers of each Issuer, shall authenticate definitive Notes of such series in exchange for temporary Notes of such series. Until such exchange, temporary Notes of any series shall be entitled to the same rights, benefits and privileges as definitive Notes of such series.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

          SECTION 2.11. CANCELLATION.

          The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.
The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act) unless an Issuer directs them to be returned to them. The Issuers may not issue new Notes of any series to replace Notes of such series that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuers unless by a written order, signed by an Officer of each of the Issuers, the Issuers shall direct that cancelled Notes be returned to them.

          SECTION 2.12. DEFAULTED INTEREST.

          If the Issuers default in a payment of interest on the Notes of any series, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes of such series on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes of such series and in Section 4.1 hereof. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least fifteen (15) days before the special record date, the Issuers (or the Trustee, in the name of and at the expense of the Issuers) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

          SECTION 2.13. RECORD DATE.

          The record date for purposes of determining the identity of Holders of Notes of any series entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

          SECTION 2.14. CUSIP NUMBER.

          The Issuers in issuing the Notes of any series may use a "CUSIP" number, and if they do so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers will promptly notify the Trustee in writing of any change in the CUSIP number.

          SECTION 2.15. RESTRICTIVE LEGENDS.

          Each 144A Global Note and Physical Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") unless otherwise agreed by the Issuers and the Holder thereof:

          THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THE SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISIONS THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY)

          OR THE LAST DAY ON WHICH MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., MERISTAR HOSPITALITY FINANCE CORP. OR ANY OF THEIR RESPECTIVE AFFILIATES WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., MERISTAR HOSPITALITY FINANCE CORP. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., THE TRUSTEE AND THE TRANSFER AGENT AND REGISTRAR RESERVE THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER PURSUANT TO CLAUSES (D) OR (E) ABOVE TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION SATISFACTORY TO MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., THE TRUSTEE AND THE TRANSFER AGENT AND REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES.

          Each Temporary Regulation S Global Note shall bear the following legend on the face thereof:

          PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT")) ("REGULATION S"), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENTS RELATING TO ALL THE SECURITIES.

          Each Global Note shall also bear the following legend on the face thereof:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY, OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          SECTION 2.16. BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.

          (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the appropriate legends as set forth in Section 2.15.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of an Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of any Global Note shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Physical Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Physical Securities in exchange for their beneficial interests in a Global Note upon written request in accordance with the Depositary's and the Registrar's procedures. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note of a particular series if (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuers within 90 days of such notice or, (b) the Issuers execute and deliver to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable or (c) an Event of Default has occurred and is continuing with respect to such series and the Registrar has received a written request from the Depositary to issue Physical Securities; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Physical Securities prior to (x) the expiration of the Restricted Period and
(y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b) above, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in such Global Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) above, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) above shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.15.

          (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          SECTION 2.17. SPECIAL TRANSFER PROVISIONS.

          (a)  Transfers to Non-U.S. Persons. The following provisions shall
               -----------------------------
apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after January 26, 2003, or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto; and

          (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (b)  Transfers to QIBs.  The following provisions shall apply with
               -----------------
respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been effected in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion and that any such account is a QIB within the meaning of Rule 144A, and it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (c)  Private Placement Legend. Upon the registration of the transfer,
               ------------------------
exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.17 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d)  General. By its acceptance of any Note bearing the Private
               -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          (e) Notwithstanding anything to the contrary contained herein, (i) prior to the expiration of the Restricted Period, transfers of beneficial interests in a Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers), and (ii) a beneficial interest in a Regulation S Temporary Global Note may not be exchanged for a Physical Security or transferred to a Person who takes delivery thereof in the form of a Physical Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          The Registrar shall retain for at least two years copies of all letters, notices and other written communications received pursuant to Section
2.16 hereof or this Section 2.17. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                   ARTICLE 3
                      REDEMPTIONS AND OFFERS TO PURCHASE

          SECTION 3.1.  NOTICES TO TRUSTEE.

          If the Issuers elect to redeem Notes of any series pursuant to the optional redemption provisions of Section 3.7 hereof, they shall furnish to the Trustee, at least 45 days but not more than 90 days before a redemption date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

          If the Company is required to make an offer to purchase Notes of any series pursuant to the provisions of Sections 4.10 or 4.14, it shall furnish to the Trustee, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the offer's terms, (iii) the purchase price, (iv) the principal amount of the Notes to be purchased and (v) a statement to the effect that (a) the Company, the Parent or one of their respective Restricted Subsidiaries has made an Asset Sale and that the conditions set forth in Sections 3.9 and 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.14 have been satisfied, as applicable.

          SECTION 3.2.  SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

          In the event that less than all of the Notes of a series are to be purchased in an Asset Sale Offer or redeemed at any time, the Trustee shall select the Notes of such series to be redeemed or purchased among the Holders of the Notes of such series in compliance with the requirements of the principal national securities exchange, if any, on which the Notes of such series are listed, or, if the Notes of such series are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements). The Issuers shall give written notice to the Trustee of such requirements of any securities exchange not less than forty-five (45) nor more than ninety (90) days prior to the date on which notice of such redemption or purchase is to be given. In the event a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes of the applicable series or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to procedures of the Depositary), unless such method is otherwise prohibited. In the event of partial redemption, other than pro rata, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes of such series not previously called for redemption. In the event that less than all of the Notes of a series properly tendered in an Asset Sale Offer are to be purchased, the particular Notes of such series to be purchased shall be selected promptly upon the expiration of such Asset Sale Offer.

          The Trustee shall promptly notify the Issuers in writing of the Notes of any series selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of them selected shall be in principal amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of any series of a Holder are to be redeemed or purchased, the entire outstanding principal amount of Notes of such series held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          In the event the Company is required to make an Asset Sale Offer pursuant to Section 3.9 and Section 4.10 hereof, and the amount of Excess Proceeds to be applied to such purchase would result in the purchase of a principal amount of Notes of any series which is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

          SECTION 3.3.  NOTICE OF REDEMPTION.

          At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuers shall mail, or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the CUSIP number of the Notes, if any, and the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note of the same series in principal amount equal to the unredeemed portion will be issued;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuers default in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense.

          SECTION 3.4.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price. On and after the redemption date, unless the Issuers default in the payment of the redemption price, interest and Liquidated Damages, if any, will cease to accrue on the Notes or portions of them called for redemption and all rights of Holders of such Notes will terminate except for the right to receive the redemption price. Upon surrender to the Paying Agent, the Holders of such Notes shall be paid the redemption price plus accrued interest and Liquidated Damages, if any, to the redemption date, but interest installments and unpaid Liquidated Damages, if any, whose maturity is on or prior to the redemption date will be payable to the Holder of record at the close of business on the relevant record dates referred to in the Notes. A notice of redemption may not be conditional.

          SECTION 3.5.  DEPOSIT OF REDEMPTION PRICE.

          At least one Business Day before the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and, if applicable, accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two Business Days after the redemption date, return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of and, if applicable, accrued interest and Liquidated Damages, if any, on all Notes to be redeemed.

          If the Issuers comply with the provisions of the preceding paragraph, interest and Liquidated Damages, if any, on the Notes or the portions of Notes to be redeemed will cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, from the redemption date until such unpaid interest is paid, in each case at the rate provided in the Notes of such series and in Section 4.1 hereof.

          SECTION 3.6.  NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided, however, that no Note of $1,000 or less in principal amount shall be purchased or redeemed in part.

          SECTION 3.7.  OPTIONAL REDEMPTION.

          Prior to January 15, 2004, the Issuers may redeem, on any one or more occasions, with the net cash proceeds of one or more public offerings of the common equity of the Parent (a "Public Equity Offering") (within 60 days of the consummation of any such Public Equity Offering), (a) up to 35% of the aggregate principal amount of the 9% Notes issued at a redemption price equal to 109% of the principal amount of such 9% Notes plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date and (b) up to 35% of the aggregate principal amount of the 9 % Notes issued at a redemption price equal to 109 % of the principal amount of such 9 % Notes plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date; provided, however, that at least 65% of the aggregate principal amount of the Notes of such series originally issued remains outstanding immediately after each such redemption.

          SECTION 3.8.  MANDATORY REDEMPTION.

          Subject to the Company's obligation to make an offer to purchase Notes pursuant to Section 4.10 and Section 4.14, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

          SECTION 3.9.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

          Within 30 days after the date that Excess Proceeds exceed $10.0 million and an Asset Sale Offer is required under Section 4.10 hereof, the Company shall mail or cause the Trustee to mail (in the Company's name and at its expense and pursuant to an Officers' Certificate) an offer to purchase to each Holder of Notes pursuant to the terms of this Section 3.9 and to holders of other Indebtedness that ranks by its terms pari passu in right of payment with the Notes and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained herein.

          The Asset Sale Offer (as defined in Section 4.10) with respect to the Notes shall be mailed by the Company (or the Trustee) to Holders of Notes of each series at their last registered address with a copy to the Trustee and the Paying Agent and shall set forth (a) notice that an Asset Sale has occurred, that the Company is making an Asset Sale Offer, pursuant to this Section 3.9, and that each Holder of Notes of each series then outstanding has the right to require the Company to repurchase, for cash, such Holder's Notes at the Asset Sale Offer Price, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the payment date; (b) the purchase price per $1,000 of principal amount and the payment date of the Asset Sale Offer, (c) the maximum amount of Excess Proceeds, required to be applied to such Asset Sale Offer with respect to the Notes; (d) that any Notes properly tendered pursuant to the Asset Sale Offer will be accepted for payment (subject to reduction as provided in this Section 3.9) on the payment date of the Asset Sale Offer and any Notes not properly tendered will remain outstanding and continue to accrue interest and Liquidated Damages, if applicable; (e) that unless the Company defaults in the payment of the Asset Sale Offer Price, all Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages after the payment date of the Asset Sale Offer; (f) that Holders electing to have any Notes purchased pursuant to an Asset Sale Offer will be required to surrender the Notes, with the form entitled Option of Holder to Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Issuers, the Depository or the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the payment date of the Asset Sale Offer; (g) that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase the Notes provided that the Paying Agent receives, not later than the close of business on the second Business Day preceding the payment date of the Asset Sale Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount and series of Notes tendered for purchase, and a statement that such Holder is withdrawing such Holder's tendered Notes and such Holder's election to have such Notes purchased; (h) that, if the aggregate principal amount of Notes surrendered by

Holders exceeds the amount of the Asset Sale Offer, the Company shall select the Notes of each series to be purchased by lot on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased or otherwise in accordance with this Indenture); and (i) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). If the payment date of the Asset Sale Offer is on or after an interest payment record date and on or before the related interest payment date, any accrued interest and Liquidated Damages will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender a Note pursuant to the Asset Sale Offer.

          The Company shall fix the payment date of the Asset Sale Offer for such purchase no earlier than 30 but no more than 60 days after the Asset Sale Offer is mailed as set forth above, except as may otherwise be required by applicable law.

          The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to this Section 3.9. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.9, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

          On the payment date of the Asset Sale Offer, the Company shall, to the extent permitted by law, (x) accept for payment Notes or portions thereof properly tendered pursuant to the Asset Sale Offer, (y) deposit with the Paying Agent the amount of money, in immediately available funds, equal to the maximum Excess Proceeds required under Section 4.10 to be applied to such Asset Sale Offer with respect to such Notes and (z) deliver or cause to be delivered to the Trustee, Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. If the aggregate purchase price of all Notes of any series properly tendered exceeds the maximum amount of Excess Proceeds required to be applied to such Asset Sale Offer with respect to such Notes, as applicable, the Notes or portions thereof to be purchased shall be selected pursuant to Section 3.2 hereof. The Paying Agent shall promptly mail to each Holder of Notes so accepted for payment a check in an amount equal to the aggregate purchase price of the Notes purchased by the Company from such Holder and the Trustee shall promptly authenticate and mail to each Holder a new Note of the same series equal in principal amount to any unpurchased portion of any Note surrendered, if any, or return any unpurchased Note to such Holder; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce in a newspaper of national circulation or in a press release provided to a nationally recognized financial wire service the results of the Asset Sale Offer on the payment date.

          Other than as specifically provided in this Section 3.9, each purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1, 3.2, 3.5 and 3.6 hereof.

                                   ARTICLE 4
                                   COVENANTS

          SECTION 4.1.  PAYMENT OF NOTES.

          The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the due date if the Paying Agent, if other than an Issuer or a Subsidiary of an Issuer, holds as of 9:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due. Such Paying Agent shall return to the Issuers promptly, and in any event, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. The Issuers shall pay all Liquidated Damages, if any, in the same manner and on the same dates as set forth above and in the amounts set forth in the Registration Rights Agreements.

          The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the interest rate then applicable to the Notes to the extent lawful. In addition, the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

          SECTION 4.2.  MAINTENANCE OF OFFICE OR AGENCY.

          The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligations to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3.

          SECTION 4.3.  SEC REPORTS.

          (a) The Issuers and the Parent shall, whether or not required by the rules and regulations of the SEC, submit to the SEC for public availability (unless the SEC will not accept such a submission) and provide to the Trustee and the Holders of outstanding Notes of any series copies of all quarterly and annual reports and other information, documents and reports specified in Sections 13 and 15(d) of the Exchange Act for so long as the Notes of any such series are outstanding (which shall include, without limitation, a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by its certified independent accountants). The Issuers and the Parent shall make such information available to investors and securities analysts who request it in writing. Such information may be combined into one or two reports if permitted by the rules and regulations of the SEC.

          (b) If an Issuer, the Parent or a Subsidiary Guarantor is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Issuers and the Parent shall cause such annual report or quarterly or other financial report furnished to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar.

          (c) The Issuers, the Parent and the Subsidiary Guarantors shall deliver all reports and other documents and information to the Holders under this Section 4.3. The Trustee shall, if requested to by the Issuers, deliver such reports, other documents and information to the Holders, but at the sole expense of the Issuers.

          (d) The Issuers and the Parent, for so long as the Notes of any series are outstanding, will continue to provide to Holders and to prospective purchasers of Notes of such series the information required by Rule 144A(d)(4).

          (e) Notwithstanding anything contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provision of this Indenture.

          SECTION 4.4.  COMPLIANCE CERTIFICATE.

          (a) Each of the Issuers and the Parent shall deliver to the Trustee, within sixty (60) days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Parent, the Issuers and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Parent, the Issuers and their respective Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Parent, each Issuer and their respective Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each of the Parent, each Issuer and their respective Subsidiaries is taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Notes are prohibited (or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto).

          (b) Each of the Issuers and the Parent shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument which with the passage of time or giving of notice would be a Default or an Event of Default under
Section 6.1 hereof, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers or the Parent are taking or propose to take with respect thereto.

          SECTION 4.5.  TAXES.

          Each of the Issuers and the Parent shall, and shall cause each of their respective Subsidiaries to pay prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

          SECTION 4.6.  STAY, EXTENSION AND USURY LAWS.

          Each of the Issuers, the Parent and the Subsidiary Guarantors covenant, and the Company and the Parent shall cause any future Guarantors to covenant (to the extent they may lawfully do so), that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture. Each of the Issuers, the Parent and the Subsidiary Guarantors (to the extent it may lawfully do so) hereby expressly waives, and the Company and the Parent will cause any future Guarantor (to the extent it may lawfully do so) expressly to waive, all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 4.7.  LIMITATION ON RESTRICTED PAYMENTS.

          The Company and the Parent shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's, the Parent's or any of their respective Restricted Subsidiaries' Equity Interests (other than: (1) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or the Parent; (2) dividends or distributions by a Restricted Subsidiary of the Company or the Parent (other than the Company), provided that to the extent that a portion of such dividend or distribution is paid to a holder of Equity Interests of a Restricted Subsidiary other than the Company, the Parent or a Restricted Subsidiary of the Company or the Parent, such portion of such dividend or distribution is not greater than such holder's pro rata aggregate common equity interest in such Restricted Subsidiary; and (3) dividends or distributions payable on Existing Preferred OP Units and

Preferred OP Units issued in compliance with Section 4.9 hereof); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, the Parent or any Restricted Subsidiary of the Company or the Parent or other Affiliate of the Company or the Parent (other than (A) any Equity Interests owned by the Company, the Parent or any Restricted Subsidiary of the Company or the Parent, (B) any Existing Preferred OP Units and (C) any Preferred OP Units issued in compliance with Section 4.9 hereof); (iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness of the Company, the Parent or any Restricted Subsidiary of the Company or the Parent that is subordinated or junior in right of payment, by its terms, to the Notes or any Guarantee thereof prior to the scheduled final maturity or sinking fund payment dates for payment of principal and interest in accordance with the original documentation for such subordinated or junior Indebtedness; or (iv) make any Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company and the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the tests set forth in the first paragraph of Section 4.9 hereof; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company, the Parent and their respective Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v) and (vii) (X) of the second next succeeding paragraph), is less than the sum, without duplication, of (i) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company, the Parent or any of their respective Restricted Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the date of issuance of the Notes to the end of the Parent's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus (ii) 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the Board of Directors) received by the Company or the Parent from the issue or sale, in either case, since the date of this Indenture of either (A) Equity Interests of the Company or the Parent or of (B) debt securities of the Company or the Parent that have been converted or exchanged into such Equity Interests (other than Equity Interests (or convertible or exchangeable debt securities) sold to a Restricted Subsidiary of the Company or the Parent and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock), plus (iii) in case, after the date of this Indenture, any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary pursuant to the terms of this Indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into, the Company, the Parent or a Restricted Subsidiary of the Company or the Parent and provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the lesser of (A) the book value (determined in accordance with GAAP) at the date of such redesignation, combination or transfer of the aggregate Investments made by the Company, the Parent and their respective Restricted Subsidiaries in such Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and (B) the fair market value of such Investments in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case as determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive and evidenced by a resolution of such Board and, in each case, after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, plus (iv) 100% of any dividends, distributions or interest actually received in cash by the Company, the Parent or a Restricted Subsidiary of the Company or the Parent after the date of this Indenture from (A) a Restricted Subsidiary the Net Income of which has been excluded from the computation of Funds From Operations, (B) an Unrestricted Subsidiary, (C) a Person that is not a Subsidiary or (D) a Person that is accounted for on the equity method (except in the case of each of clauses (B), (C) and (D), to the extent any such amounts are included in the calculation of Funds From Operations).

          Notwithstanding the foregoing, the Company or the Parent may declare or pay any dividend or make any distribution that is necessary to maintain the Parent's status as a REIT under the Internal Revenue Code if:

          (a) the aggregate principal amount of all of the outstanding Indebtedness of the Company, the Parent and their respective Restricted Subsidiaries on a consolidated basis at such time is less than 80% of the Parent's Adjusted Total Assets; and

          (b) no Default or Event of Default shall have occurred and be continuing.

          Notwithstanding the foregoing, the provisions of this Section 4.7 will not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) (X) the redemption, purchase, retirement or other acquisition of any OP Unit or Preferred OP Unit in exchange for Equity Interests of the Parent (other than Disqualified Stock) and (Y) the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company, the Parent or a Restricted Subsidiary of the Company or the Parent (other than OP Units or Preferred OP Units) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company or the Parent) of other Equity Interests of the Company or the Parent (other than any Disqualified Stock); provided that in the case of
     (X) and (Y) the amount of any proceeds that is utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the first paragraph of this Section 4.7; (iii) the defeasance, redemption, repayment or purchase of Indebtedness of the Company, the Parent or any Restricted Subsidiary of the Company or the Parent that is subordinated or junior in right of payment, by its terms, to the Notes or any Guarantee thereof in a Permitted Refinancing; (iv) the defeasance, redemption, repayment or purchase of Indebtedness of the Company, the Parent or any Restricted

     Subsidiary of the Company or the Parent that is subordinated or junior in right of payment, by its terms, to the Notes or any Guarantee thereof with the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company or the Parent) of Equity Interests (other than Disqualified Stock) of the Company or the Parent; provided that the amount of any proceeds that is utilized for such defeasance, redemption, repayment or purchase shall be excluded from clause (c) (ii) of the first paragraph of this Section 4.7; (v) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or the Parent pursuant to any management equity subscription agreement, stock option agreement or stock award; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests shall not exceed $3,000,000 in any 12 month period; (vi) payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property or assets of the Company or the Parent; (vii)(X) the making of any Permitted Investment described in clauses (a), (b), (c), (d), (f) or (g) of the definition thereof and (Y) the making of any Permitted Investment described in clause (e) thereof; and (viii) payments that would otherwise be Restricted Payments, in an aggregate amount not to exceed $35 million collectively, provided that at the time of, and after giving effect to, the proposed payment, the Company and the Parent could have incurred at least $1.00 of additional Indebtedness under the first paragraph of Section 4.9; provided however, that, in the case of clauses (ii)(Y), (iii), (iv), (v),
     (vi), (vii)(Y) and (viii), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

          In determining whether any Restricted Payment is permitted by this
Section 4.7, the Company or the Parent may allocate or reallocate all or any portion of such Restricted Payment among the clauses (i) through (viii) of the preceding paragraph or among such clauses and the first paragraph of this
Section 4.7 including clauses (a), (b) and (c), provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this
Section 4.7.

          The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company, the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than (i) the end of any calendar quarter in which any Restricted Payment is made or (ii) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in such quarter to exceed $5.0 million, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon the Parent's latest available financial statements.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or Event of Default. For purposes of making the determination as to whether such designation would cause a Default or Event of Default, all outstanding Investments by the Company, the Parent and their Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.7. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Parent giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          SECTION 4.8. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

          Neither the Company nor the Parent shall, and neither the Company nor the Parent shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) (i) pay dividends or make any other distributions to the Company, the Parent or any of their respective Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company, the Parent or any of their respective Restricted Subsidiaries, (b) make loans or advances or capital contributions to the Company, the Parent or any of their respective Restricted Subsidiaries, or (c) sell, lease or transfer any of its properties or assets to the Company, the Parent or any of their respective Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) Existing Indebtedness as in effect on the date of this Indenture, (ii) any Credit Facility, provided that the encumbrances or restrictions contained in such facility as amended, modified, supplemented, restructured, renewed, restated, refunded, replaced or refinanced or extended from time to time on one or more occasions are no more restrictive than those contained in the Credit Agreement as in effect on the date of this Indenture,
(iii) this Indenture and the Notes, (iv) applicable law, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company, the Parent or any of their respective Restricted Subsidiaries or of any Person that becomes a Restricted Subsidiary as in effect at the time of such acquisition or such Person becoming a Restricted Subsidiary (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition or such Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account (to the extent of such restriction) in determining whether such acquisition was permitted by the terms of this Indenture, (vi) restrictions of the nature described in clause (c) above by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in this clause (c) above on the property so acquired,
(viii) Permitted Refinancings, provided that the encumbrances or restrictions contained in the agreements governing such Permitted Refinancings are no more restrictive than those contained in the agreements governing the Indebtedness or Disqualified Stock being refinanced, or (ix) customary restrictions in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages.

          SECTION 4.9. LIMITATION ON ADDITIONAL INDEBTEDNESS AND ISSUANCE OF CERTAIN CAPITAL STOCK.

          Neither the Company nor the Parent shall, and neither the Company nor the Parent shall permit any of their respective Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Assumed Indebtedness), neither the Company nor the Parent shall issue, and neither the Company nor the Parent shall permit any of their respective Restricted Subsidiaries to issue, any shares of Disqualified Stock, and neither the Company nor the Parent shall permit any of its Restricted Subsidiaries (other than the Company) to issue any Preferred Stock; provided, however, that the Company or any Guarantor may incur Indebtedness or issue shares of Disqualified Stock if
(i) the aggregate principal amount of all outstanding Indebtedness and Disqualified Stock of the Company, the Parent and their respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to clause (e) of the next paragraph or otherwise) determined on a consolidated basis is less than or equal to 65% of the Parent's Adjusted Total Assets, after giving effect to, on a pro forma basis, such incurrence or issuance and the receipt and application of the proceeds thereof; and (ii) the Fixed Charge Coverage Ratio of the Parent for the Parent's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; provided that the Company, the Parent or any of their respective Restricted Subsidiaries may not incur any Subsidiary Debt or any Secured Indebtedness if immediately after giving effect to, on a pro forma basis, such incurrence of such additional Subsidiary Debt or Secured Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Subsidiary Debt or Secured Indebtedness of the Company, the Parent and their respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to clause (e) of the next paragraph or otherwise) on a consolidated basis is greater than 45% of the Parent's Adjusted Total Assets.

          The foregoing provisions shall not apply to:

          (a) the incurrence by the Company's or the Parent's Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided, however, that if any such Indebtedness ceases to be Non-

Recourse Indebtedness of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by one of the Company's or the Parent's Restricted Subsidiaries;

          (b) the incurrence by the Company, the Parent or their respective Restricted Subsidiaries of Indebtedness pursuant to the Credit Facilities in an aggregate principal amount not to exceed $900.0 million at any one time outstanding, minus any Net Proceeds that have been applied to permanently reduce the outstanding amount of such Indebtedness pursuant to clause (a) of the second paragraph of Section 4.10 hereof;

          (c) the incurrence by the Company, the Parent and their respective Restricted Subsidiaries of Existing Indebtedness;

          (d) the incurrence by the Company, the Parent or their respective Restricted Subsidiaries of Indebtedness under Hedging Obligations that do not increase the Indebtedness of the Company, the Parent or the Restricted Subsidiary, as the case may be, other than as a result of fluctuations in interest or foreign currency exchange rates provided that such Hedging Obligations are incurred for the purpose of providing interest rate protection with respect to Indebtedness permitted under this Indenture or to provide currency exchange protection in connection with revenues generated in currencies other than U.S. dollars;

          (e) the incurrence or the issuance by the Company or the Parent of Refinancing Indebtedness or Refinancing Disqualified Stock or the incurrence or issuance by a Restricted Subsidiary of Refinancing Indebtedness or Refinancing Disqualified Stock; provided, however, that such Refinancing Indebtedness or Refinancing Disqualified Stock is a Permitted Refinancing;

          (f) the incurrence by the Company, the Parent or any of their respective Restricted Subsidiaries of intercompany Indebtedness between or among the Company, the Parent and/or any of their respective Restricted Subsidiaries; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Restricted Subsidiary and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company, the Parent or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company, the Parent or such Restricted Subsidiary, as the case may be;

          (g) the incurrence of Indebtedness represented by the Notes and any Guarantee thereof;

          (h) the incurrence by the Company, the Parent or any of their respective Restricted Subsidiaries, in the ordinary course of business and consistent with past practice, of surety, performance or appeal bonds;

          (i) the incurrence by the Company, the Parent or any of their respective Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $50.0 million collectively;

          (j) the incurrence by the Company, the Parent or any of their respective Restricted Subsidiaries of Assumed Indebtedness; provided that, after giving effect to the incurrence thereof, the Company, the Parent and their respective Restricted Subsidiaries could incur at lease $1.00 of additional Indebtedness pursuant to the tests described in the preceding paragraph;

          (k) the issuance of Preferred OP Units by the Company or any of its Restricted Subsidiaries as full or partial consideration for the acquisition of lodging facilities and related assets, provided that, after giving effect to the issuance thereof, the Company, the Parent and their respective Restricted Subsidiaries could incur at least $1.00 of additional Indebtedness pursuant to the tests described in the preceding paragraph; and

          (j) the incurrence of Indebtedness by the Company, the Parent or any of their respective Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any of obligations of the Company, the Parent or any of their respective Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company, the Parent and their respective Restricted Subsidiaries on a consolidated basis in connection with such disposition.

          SECTION 4.10. LIMITATION ON SALE OF ASSETS.

          Neither the Company nor the Parent shall, and neither the Company nor the Parent shall permit any of their respective Restricted Subsidiaries to, conduct an Asset Sale, unless (x) the Company, the Parent or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) and (y) at least 75% of the consideration therefor received by the Company, the Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that, with respect to the sale of one or more hotel properties, up to 75% of the consideration may consist of Indebtedness of the purchaser of those hotel properties if that Indebtedness is secured by a first priority Lien on the properties sold; provided, further, however, the principal amount of the following shall be deemed to be cash for purposes of this provision: (A) any liabilities (as shown on the Company's, the Parent's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Company, the Parent or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company, the Parent or any such Restricted Subsidiary from such transferee that are converted by the Company, the Parent or such Restricted Subsidiary into cash within 90 days after the closing of such Asset Sale (to the extent of the cash received). Notwithstanding the foregoing, the restriction in clause (y) above will not apply with respect to mortgages, other notes receivable or other securities received by the Company, the Parent or any Restricted Subsidiary from a transferee of any assets to the extent such mortgages, other notes receivable or other securities are Investments permitted to be made by the Company, the Parent or such Restricted Subsidiary under Section 4.7 hereof.

          In the event and to the extent that the Net Proceeds received by the Company, the Parent and their respective Restricted Subsidiaries collectively from one or more Asset Sales occurring on or after the Issuance Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company, the Parent and their respective Restricted Subsidiaries has been filed with the SEC or otherwise provided to the Trustee), then the Company or the Parent shall, or shall cause the relevant Restricted Subsidiary to, within 365 days after the date the Net Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets: (a) apply the Net Proceeds from such Asset Sale to prepay any Indebtedness under any Credit Facility, in order to effect a permanent reduction in the amount of Indebtedness that may be incurred pursuant to clause (b) of the second paragraph of Section 4.9 hereof, or (b) invest the Net Proceeds from such Asset Sale in property or assets used in a Hospitality-Related Business, provided that the Company, the Parent or such Restricted Subsidiary will have complied with this clause (b) if, within 365 days of such Asset Sale, the Company, the Parent or such Restricted Subsidiary, as applicable, shall have commenced and not completed or abandoned an Investment in compliance with this clause (b) and shall have segregated such Net Proceeds from the general funds of the Company, the Parent and their respective Subsidiaries for that purpose and such Investment is substantially completed within 180 days after the first anniversary of such Asset Sale. Any Net Proceeds from an Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer, to all Holders of Notes and to holders of other Indebtedness that ranks by its terms pari passu in right of payment with the Notes and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained in this Indenture (an "Asset Sale Offer") to purchase on a pro rata basis the maximum principal amount of Notes of each series, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Asset Sale Offer Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes and other such Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes of any series surrendered by Holders thereof exceeds the amount of Excess Proceeds available for purchase thereof, the Trustee shall select the Notes of such series to be purchased in the manner described under
Section 3.3 hereof. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Pending the final application of any Net Proceeds from an Asset Sale pursuant to this paragraph, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness of the Company or a Restricted Subsidiary that ranks by its terms senior to the Notes or otherwise invest such Net Proceeds in Cash Equivalents.

          Any offer to purchase the Notes pursuant to this Section 4.10 shall be made pursuant to the provisions of Section 3.9 hereof. Simultaneously with the notification of such offer to the Trustee, the Company shall provide the Trustee with an Officer's is Certificate setting forth the calculations used in determining the amount of Excess Proceeds to be applied to the purchase of the Notes. The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with any offer to purchase and the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with Section 3.9 and this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of
Section 3.9 and this Section 4.10 to make an Asset Sale Offer.

          SECTION 4.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          Neither the Company nor the Parent shall, and neither the Company nor the Parent shall permit any of their respective Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(a) such Affiliate Transaction is on terms that are no less favorable to the Company, the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company, the Parent or such Restricted Subsidiary on an arm's length basis with an unrelated Person,
(b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million (other than an Affiliate Transaction involving the acquisition or disposition of a lodging facility by the Company, the Parent or a Restricted Subsidiary of the Company or the Parent), an opinion as to the fairness to the Company, the Parent or such Restricted Subsidiary from a financial point of view issued, at the option of the Company, by an investment banking firm of national standing or a Qualified Appraiser and (c) the Company delivers to the Trustee in the case of an Affiliate Transaction involving the acquisition or disposition of a lodging facility by the Company, the Parent or a Restricted Subsidiary of the Company or the Parent and (x) involving aggregate payments of more than $5.0 million and less than $25.0 million, an appraisal by a Qualified Appraiser to the effect that the transaction is being undertaken at fair market value or (y) involving aggregate payments of $25.0 million or more, an opinion as to the fairness of the transaction to the Company, the Parent or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided, however, that the following shall not be deemed Affiliate
Transactions: (A) any employment, deferred compensation, stock option, noncompetition, consulting or similar agreement entered into by the Company, the Parent or any of their respective Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company, the Parent or such Restricted Subsidiary, (B) transactions between or among the Company, the Parent and/or their respective Restricted Subsidiaries, (C) the incurrence of fees in connection with the provision of hotel management services, provided that such fees are paid in the ordinary course of business and are consistent with past practice and (D) Restricted Payments permitted by Section 4.7 hereof.

          SECTION 4.12. LIMITATION ON LIENS.

          Neither the Company nor the Parent shall, and neither the Company nor the Parent shall permit any of their respective Restricted Subsidiaries to, secure any Indebtedness under the Credit Agreement or any other Indebtedness incurred pursuant to clause (b) of the second paragraph of Section 4.9 by a Lien (other than a Stock Pledge) unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with the Indebtedness under the Credit Agreement or any such other Indebtedness incurred pursuant to clause (b) of the second paragraph of Section 4.9 for so long as the Indebtedness under any of the Credit Agreement or any other such Indebtedness incurred pursuant to clause (b) of the second paragraph of Section 4.9 is secured by such Lien; provided, however, that this provision shall not become effective until such time as it is permitted by the Credit Agreement.

          SECTION 4.13. CORPORATE EXISTENCE.

          Subject to Section 4.14 and Article 5 hereof, each of the Issuers and the Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or limited partnership, as the case may be, existence and the corporate, limited partnership or limited liability company, as the case may be, existence of each of its Subsidiaries, in accordance with its respective organizational documents (as the same may be amended from time to time) and (ii) its (and its Subsidiaries') rights (charter and statutory), licenses and franchises; provided, however, that the Issuers and the Parent shall not be required to preserve any such right, license or franchise, or the corporate, limited partnership or limited liability company, existence of any of its Subsidiaries, if the Board of Directors of the Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent, the Company and their respective Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

          SECTION 4.14. CHANGE OF CONTROL.

          Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment").

          Within 10 days following the date upon which the Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Trustee or Paying Agent, if any, at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 to make a Change of Control Offer.

          On the Change of Control Payment Date, the Company will, to the extent permitted by law, (x) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (y) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (z) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note of the same series equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note shall be in principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce in a newspaper of national circulation or in a press release provided to a nationally recognized financial wire service the results of the Change of Control Offer on the Change of Control Payment Date.

          The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          SECTION 4.15. SUBSIDIARY GUARANTEES.

          Prior to guaranteeing any other Indebtedness of the Company or the Parent, a Restricted Subsidiary of the Company or the Parent that is also a Significant Subsidiary must execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Restricted Subsidiary shall Guarantee, on an unsecured senior basis, all of the Obligations of the Issuers with respect to the Notes together with an opinion of counsel (which counsel may be an employee of the Company) to the effect that the supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance in all material respects with the terms of this Indenture.

          SECTION 4.16. LINE OF BUSINESS.

          For so long as any Notes are outstanding, neither the Company nor the Parent shall, and neither the Company nor the Parent shall permit any of their respective Restricted Subsidiaries to, engage in any business or activity other than a Hospitality-Related Business.

          SECTION 4.17. PAYMENTS FOR CONSENT.

          None of the Parent, any Issuer or any of their respective Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes of such series unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes of such series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          SECTION 4.18. MAINTENANCE OF TOTAL UNENCUMBERED ASSETS.

          The Company, the Parent and their respective Restricted Subsidiaries shall maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Company's, the Parent's and their respective Restricted Subsidiaries' Unsecured Indebtedness (including amounts of Refinancing Indebtedness outstanding pursuant to clause (e) of the second paragraph of Section 4.9 or otherwise); provided, however, that this provision shall not become effective until such time as it is permitted by the Credit Agreement.

          SECTION 4.19. CONSENTS UNDER THE CREDIT AGREEMENT.

          The Company and the Parent shall use commercially reasonable efforts to obtain the consent of the required lenders under the Credit Agreement to the effectiveness of Sections 4.12 and 4.18 hereof as promptly as practicable.

          SECTION 4.20. CERTAIN COVENANTS OF MERISTAR FINANCE.

          Notwithstanding anything to the contrary contained herein, MeriStar Finance shall not (a) own any assets other than nominal equity capital, (b) incur any Indebtedness other than (i) the Notes and (ii) Guarantees of certain Indebtedness existing on the Issuance Date and (c) engage in any business other than the co-issuance of the Notes and the Guarantees of the Indebtedness described in clause (b)(ii).

          SECTION 4.21. COVENANTS UPON ATTAINMENT AND MAINTENANCE OF AN
                        INVESTMENT GRADE RATING.

          The provisions of Sections 4.7, 4.8, 4.11 and 4.12 shall not be applicable in the event, and only for so long as, the Notes are rated Investment Grade and no Default or Event of Default has occurred and is continuing.

                                   ARTICLE 5
                                  SUCCESSORS

          SECTION 5.1.  WHEN THE COMPANY MAY MERGE, ETC.

          Neither of the Issuers nor the Parent shall consolidate or merge with or into (whether or not such Issuer or the Parent, as the case may be, is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its respective properties or assets in one or more related transactions to, another corporation, Person or entity unless:

          (i) such Issuer or the Parent, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Issuer or the Parent, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the Person formed by or surviving any such consolidation or merger (if other than such Issuer or the Parent, as the case may be) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of such Issuer's or the Parent's respective obligations, as the case may be, under the Notes or the Guarantee thereof, as the case may be, and this Indenture, pursuant to a supplemental indenture;

          (iii) at the time of such transaction and immediately after such transaction after giving pro forma effect thereto, no Default or Event of Default exists or would exist;

          (iv) such Issuer or the Parent, as the case may be, or any Person formed by or surviving such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the tests set forth in the first paragraph of Section 4.9 hereof; and

          (v) the Issuers and the Parent shall have delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel to the combined effect that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, and, if applicable, any supplemental indenture executed in connection therewith, comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

          SECTION 5.2.  SUCCESSOR SUBSTITUTED.

          Upon any consolidation or merger or lease, sale, assignment, disposition, conveyance or transfer of all or substantially all of the assets of any Issuer or the Parent, as the case may be, in accordance with Section 5.1 hereof, the successor Person formed by such consolidation or into which such Issuer or the Parent, as the case may be, is merged or to which such sale, lease, conveyance, assignment, disposition or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or the Parent, as the case may be, under this Indenture and the Notes or the Guarantee thereof, as the case may be, with the same effect as if such successor had been named as such Issuer or the Parent, as the case may be, herein or therein and thereafter (except in the case of a lease) the predecessor Person shall be relieved of all further obligations and covenants under this Indenture and the Notes or the Guarantee, as the case may be.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

          SECTION 6.1.  EVENTS OF DEFAULT.

          Each of the following shall constitute an Event of Default under this Indenture with respect to any series of Notes:

          (1) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes of such series;

          (2) default in payment when due of principal of or premium, if any, on the Notes of such series at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes of such series tendered pursuant to a Change of Control Offer or an Assets Sale Offer);

          (3) failure by any Issuer or the Parent to comply with Section 5.1 or the failure by any Subsidiary Guarantor to comply with Section 10.2;

          (4) failure by any Issuer, the Parent, any Guarantor or any Restricted Subsidiary for 30 days in the performance of any other covenant, warranty or agreement in this Indenture or the Notes of such series after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee from Holders of at least 25% in principal amount of the Notes of such then outstanding;

          (5) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of Non-Recourse Indebtedness of the Company, the Parent or any of their respective Restricted Subsidiaries with an aggregate principal amount in excess of the lesser of (A) 10% of the total assets of the Company, the Parent and their respective Restricted Subsidiaries measured as of the end of the Parent's most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such default occurred, determined on a pro forma basis and (B) $50 million, and such failure continues for a period of 10 days or more, or the acceleration of the final stated maturity of any such Non-Recourse Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company, the Parent or such Restricted Subsidiary of notice of any such acceleration);

          (6) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Parent or any Restricted Subsidiary of the Company or the Parent and such failure continues for a period of 10 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company, the Parent or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 10-day period described above has passed, aggregates $10.0 million or more at any time;

          (7) failure by the Company, the Parent or any of their respective Restricted Subsidiaries to pay final judgments rendered against them (other than judgment liens without recourse to any assets or property of the Company, the Parent or any of their respective Restricted Subsidiaries other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days (other than any judgments as to which a reputable insurance company has accepted full liability);

          (8) except as permitted by this Indenture, any Guarantee with respect to the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors or assigns) or any Person acting on behalf of such Guarantor (or its successors or assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Guarantee with respect to the Notes;

          (9) the Company, the Parent, any of the Company's or the Parent's Subsidiaries that would constitute a Significant Subsidiary of the Company or the Parent or any group of the Company's and/or the Parent's Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company or the Parent, pursuant to or within the meaning of the Bankruptcy Law:

               (a)  commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (d) makes a general assignment for the benefit of its creditors,

               (e) admits in writing its inability to pay its debts as they become due; and

          (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief in an involuntary case against the Company, the Parent, any Subsidiary of the Company or the Parent that is a Significant Subsidiary of the Company or the Parent or any group of the Company's and/or the Parent's Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company or the Parent,

               (b) appoints a Custodian of the Company, the Parent, any Subsidiary of the Company or the Parent that is a Significant Subsidiary of the Company or the Parent or any group of the Company's and/or the Parent's Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company or the Parent, or for all or substantially all of the property of the Company, the Parent, any Subsidiary of the Company or the Parent that is a Significant Subsidiary of the Company or the Parent, or any group of the Company's and/or the Parent's Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company or the Parent, or

               (c) orders the liquidation of the Company, the Parent, any Subsidiary of the Company or the Parent that is a Significant Subsidiary of the Company or the Parent or any group of the Company's and/or the Parent's Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company or the Parent,

     and the order or decree remains unstayed and in effect for 60 consecutive days.

          The term "Bankruptcy Law" means, title 11, U.S. Code or any similar federal or state law for the relief of debtors, each as amended from time to time. The term Custodian means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          SECTION 6.2.  ACCELERATION.

          If any Event of Default (other than an Event of Default specified in clauses (9) and (10) of Section 6.1 hereof) with respect to Notes of a series occurs and is continuing, the Trustee by written notice to the Issuers, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series by written notice to the Issuers and the Trustee, may declare all Notes of such series to be due and payable immediately. Upon the effectiveness of such declaration, all amounts due and payable on the Notes of such series, as determined in the succeeding paragraphs, shall be due and payable effective immediately. If an Event of Default specified in clause (9) or (10) of Section 6.1 hereof occurs, all outstanding Notes shall ipso facto become and be immediately due and payable immediately without further action or notice on the part of or by the Trustee or any Holder.

          In the event that the maturity of the Notes of any series is accelerated pursuant to this Section 6.2, 100% of the principal amount thereof shall become due and payable plus premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, to the date of payment.

          SECTION 6.3.  OTHER REMEDIES.

          If an Event of Default with respect to Notes of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Notes of such series or to enforce the performance of any provision of the Notes of such series or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          SECTION 6.4.  WAIVER OF PAST DEFAULTS.

          Subject to Section 9.2 hereof, Holders of a majority in aggregate principal amount of the then outstanding Notes of any series by notice to the Trustee may waive an existing Default or Event of Default and its consequences with respect to the Notes of such series except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note of such series held by a non-consenting Holder. Upon any such waiver, such Default shall cease to exist with respect to the Notes of such series, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture with respect to the Notes of such series but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          SECTION 6.5.  CONTROL BY MAJORITY.

          The Holders of a majority in aggregate principal amount of the then outstanding Notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Notes of such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

          SECTION 6.6.  LIMITATION ON SUITS.

          A Holder may pursue a remedy with respect to this Indenture or the Notes of any series only if:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to such series or the Trustee receives such notice from an Issuer or the Parent;

          (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

          SECTION 6.7.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest and Liquidated Damages, if any, on such Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

          SECTION 6.8.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against any Issuer or any Guarantor for the whole amount of principal, premium, if any, and interest and Liquidated Damages, if any, remaining unpaid on the Notes of any affected series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.9.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7 hereof) and the Holders allowed in any judicial proceedings relative to any Issuer or any Guarantor (or any other obligor upon the Notes of the affected series), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or securities or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes of the affected series may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of the affected series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
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                                                                              56

          SECTION 6.10. PRIORITIES.

          If the Trustee collects or receives any money or securities or other property pursuant to this Article with respect to Notes of any series, it shall pay out the money or securities or other property in the following order:

          First: to the Trustee, its agents and counsel for amounts due under
Section 7.7 hereof with respect to such series of Notes, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes of such series for principal, premium, if any, and interest and Liquidated Damages, if any, ratably, without preference or priority of any kind (including defaulted interest), according to the amounts due and payable on the Notes of such series for principal, premium, if any, and interest and Liquidated Damages, if any, respectively;

          Third: without duplication, to Holders for any other obligations owing to the Holders under the Notes of such series or this Indenture; and

          Fourth: to the Issuers or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any such payment to Holders.

          SECTION 6.11. UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes of any series.

                                   ARTICLE 7
                                    TRUSTEE

          SECTION 7.1.  DUTIES OF TRUSTEE.

          (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (2) Except during the continuance of an Event of Default with respect to the Notes of a series:

               (a) the duties of the Trustee with respect to the Notes of any series shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties with respect to such series that are specifically set forth in this Indenture and no others, and no implied covenants or obligations with respect to such series shall be read into this Indenture against the Trustee; and

               (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (3) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

               (a) this paragraph does not limit the effect of paragraph (2) of this Section 7.1;

               (b) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

               (c) the Trustee shall not be liable with respect to any action it takes or omits to take with respect to Notes of any series in good faith in accordance with a direction received by it pursuant to
          Section 6.5.

          (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(1), (2) and (3) of this Section.

          (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 7.2.  RIGHTS OF TRUSTEE.

          Subject to TIA Section 315:

          (1) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

          (6) Without limiting the provisions of Section 7.1(5), the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (7) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (8) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of any Issuer's or the Parent's covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default with respect to any series except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) or 4.1 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          SECTION 7.3.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with any Issuer, the Parent, any Subsidiary of the Company or the Parent or any Affiliate of the foregoing with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and
7.11 hereof.

          SECTION 7.4.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

          SECTION 7.5.  NOTICE OF DEFAULTS.

          If a Default or Event of Default with respect to a series occurs and is continuing and subject to Section 7.2(8) if it is known by a Trust Officer of the Trustee, the Trustee shall mail to Holders of such series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal or interest on any Note of a series, the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interests of Holders. The Trustee shall comply with TIA Section 315(b).

          SECTION 7.6.  REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each May 15 beginning with May 15, 2001, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA
Section 313(c).

          A copy of each report at the time of its mailing to Holders shall be submitted to the SEC and each stock exchange, if any, on which the Notes are listed. The Issuers shall promptly notify the Trustee when the Notes are listed on or delisted by any stock exchange.

          SECTION 7.7.  COMPENSATION AND INDEMNITY.

          The Issuers agree to pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers agree to reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Issuers agree to indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder except to the extent the

Issuers have been prejudiced thereby. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and, if the Issuers or the Trustee shall have been advised by its respective counsel that representation of the Trustee and the Issuers by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed), the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The provisions of this paragraph shall survive the satisfaction and discharge of this Indenture.

          The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own gross negligence or willful misconduct.

          The obligations of the Issuers under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

          To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes of any series. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(9) or (10) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.8.  REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign at any time with respect to one or both series of Notes by so notifying the Issuers in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount of the then outstanding Notes of any series may remove the Trustee for such series by so notifying the Trustee and the Issuers. The Issuers may remove the Trustee at its discretion or if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes of any series may appoint a successor Trustee for such series to replace the successor Trustee for such series appointed by the Issuers.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes of any series may petition any court of competent jurisdiction for the appointment of a successor Trustee for the Notes of such series.

          Subject to the provision of TIA Section 315(e), if the Trustee after written request by any Holder who has been a bona fide holder of a Note or Notes of any series for at least six months fails to comply with Section 7.10, such Holder, on behalf of himself and others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee for such series and the appointment of a successor Trustee with respect to such series.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to the affected series. The successor Trustee shall mail a notice of its succession to the Holders of the Notes of each applicable series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

          In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes of one or more series, the Issuers, the Parent, any retiring Trustee and each successor or separate Trustee with respect to the Notes of any applicable series shall execute and deliver an Indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes of any series as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

          SECTION 7.9.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

          SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee powers, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee is subject to TIA Section 310(b). The provisions of TIA Section 310 shall apply to the Issuers as the obligors of the Notes.

          SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Issuers as the obligors of the Notes.

                                   ARTICLE 8
                            DISCHARGE OF INDENTURE

          SECTION 8.1.  DEFEASANCE AND DISCHARGE OF THIS INDENTURE AND THE
                        NOTES.

          (a) The Issuers may, at the option of the Board of Directors of the Parent, evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Notes of a particular series, elect to have either
Section 8.2 or 8.3 hereof be applied to all outstanding Notes of such series upon compliance with the conditions set forth below in this Article 8.

          (b) The Issuers may terminate their obligations (and the obligations of any Guarantor in respect of the Guarantees with respect to the Notes of the applicable series) under the Notes of a particular series and this Indenture with respect to the Notes of such series (except those obligations referred to in the penultimate paragraph of this Section 8.1(b)) if all such Notes of such series thereto authenticated and delivered (except lost, stolen or destroyed Notes of such series that have been replaced or paid and Notes of such series for whose payment cash in United States dollars has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers, as provided in Section 8.6, or discharged from such trust) have been delivered to the Trustee for cancellation and the Issuers have paid all sums payable by it hereunder, or if (i) either (x) pursuant to Article 3, the Issuers shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes of such series under arrangements satisfactory to the Trustee for the giving of such notice or (y) all Notes of such series have otherwise become due and payable hereunder, (ii) the Issuers shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of such series for that purpose, cash in United States dollars in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes of such series to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such deposit to the payment of said principal, premium, if any, interest and Liquidated Damages, if any, with respect to the Notes of such series; (iii) no Default or Event of Default with respect to this Indenture or the Notes of such series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company, the Parent, any Guarantor or any or their respective Subsidiaries is a party or by which any of such parties is bound; (iv) the Issuers shall have paid all other sums payable by them hereunder; and (v) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Issuers or any Guarantor.

          Notwithstanding the foregoing paragraph, each Issuer's (and any Guarantor's) obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 8.6 and
8.7 shall survive with respect to the Notes of any series until the Notes of such series are no longer outstanding pursuant to the last paragraph of Section
2.8. After the Notes of such series are not longer outstanding, the Issuers' obligations in Sections 7.7, 8.6 and 8.7 shall survive with respect to such series.

          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' obligations (and the obligations of any Guarantors in respect of Guarantees of the Notes of such series) under the Notes of the affected series and this Indenture with respect to the Notes of such series except for those surviving obligations specified above.

          SECTION 8.2.  LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Issuers' exercise under Section 8.1(a) hereof of the option applicable to this Section 8.2 with respect to the Notes of a particular series, the Issuers and the Guarantors shall be deemed to have been discharged from their obligations with respect to all outstanding Notes of such series and Guarantees with respect to the Notes of such series on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of the affected series, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 8.2, and to have satisfied all their other obligations under such Notes and this Indenture with respect to such series (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, and interest and Liquidated

Damages, if any, on such Notes when such payments are due, solely from amounts deposited with the Trustee, as provided in Section 8.4 hereof, (ii) the Issuers' and the Guarantors' obligations with respect to the Notes of such series under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Issuers' obligations in connection therewith and (iv) this Article 8.

          SECTION 8.3.  COVENANT DEFEASANCE.

          Upon the Issuers' exercise under Section 8.1(a) hereof of the option applicable to this Section 8.3 with respect to any series of Notes, the Issuers and the Guarantors, if any, shall be released from their obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14,
4.16, 4.18, 5.1 and 10.2 with respect to the outstanding Notes of such series on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes of such series shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders of Notes of such series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes of the affected series, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(3) or 6.1(4) hereof but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, any event described in Sections 6.1(3) through 6.1(8) hereof shall not constitute Events of Default.

          SECTION 8.4.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to application of either Section
8.2 or Section 8.3 hereof to the outstanding Notes of any series:

          (a) the Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this
Article 8 applicable to it), in trust (the "defeasance trust"), for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Notes of such series, (a) cash in United States dollars in an amount, or (b) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in United States dollars in an amount, or (c) a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest

(including defaulted interest) and Liquidated Damages, if any, on the outstanding Notes of such series and any other obligations owing to the Holders of the Notes of such series, under the Notes of such series or this Indenture with respect to such series on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes of such series, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Notes of such series;

          (b) in the case of an election under Section 8.2 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of the affected series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time, as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.3 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes of the affected series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default with respect to the Notes of the applicable series shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds applied to such deposit) or, insofar as Section 6.1(9) or 6.1(10) hereof is concerned, at any time in the period ending on the 123rd day after the date of such deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Issuers) (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture with respect to the Notes of such series) to which any Issuer, the Parent or any of their respective Subsidiaries is a party or by which the Company, the Parent or any of their respective Subsidiaries is bound;

          (f) in the case of an election under either Section 8.2 or 8.3 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion, (A) the trust funds will not be subject to any rights of holders of Indebtedness other than the Notes of the applicable series and (B) assuming no intervening bankruptcy of the Issuers or the Parent between the date of deposit and the 123rd day following the deposit and assuming no Holder of the Notes of the applicable series is an insider of the Issuer or the Parent, after the 123rd day following the deposit, as of the date of such opinion, the trust funds will not be subject to avoidance under Section 547 of the United States Bankruptcy Code (or any successor provision thereto) and related judicial decisions or any other applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any United States or state law;

          (g) in the case of an election under either Section 8.2 or 8.3 hereof, the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Issuers pursuant to its election under
Section 8.2 or 8.3 hereof was not made by the Issuers with the intent of preferring the Holders of Notes of such series over other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

          (h) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States (which counsel may be an employee of the Company or any Subsidiary of the Company), each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.2 hereof or the Covenant Defeasance under Section 8.3 hereof (as the case may be) have been complied with as contemplated by this Section 8.4.

          SECTION 8.5. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.1(b) or Section 8.4 hereof in respect of the outstanding Notes of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of such series of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuers and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.1(b) or
Section 8.4 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of such series.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers' request any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          SECTION 8.6.  REPAYMENT TO THE ISSUERS.

          The Trustee shall promptly pay to the Issuers after request therefor any excess money held with respect to Notes of a particular series at such time in excess of amounts required to pay any of the Issuers' Obligations then owing with respect to the Notes of such series.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note of a particular series and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by an Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

          SECTION 8.7.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.1(b), Section 8.2,
Section 8.3 or Section 8.4 hereof, as the case may be, with respect to the Notes of a particular series by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuers and the Guarantors under this Indenture with respect to such series, the Notes of such series and the Guarantees with respect to the Notes of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1(b), Section 8.2, Section 8.3 or Section 8.4 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.1(b),
Section 8.2, Section 8.3 or Section 8.4 hereof, as the case may be; provided, however, that, if any Issuer or any Guarantor makes any payment of principal of, premium, if any, or interest on any Note of such series following the reinstatement of its obligations, such Issuer or such Guarantor shall be subrogated to the rights of the Holders of such Note to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                                  AMENDMENTS

          SECTION 9.1.  WITHOUT CONSENT OF HOLDERS.

          The Issuers, any Guarantors and the Trustee, as applicable, may amend or supplement this Indenture, the Notes, and any Guarantee with respect to the Notes without the consent of any Holder:

               (a)   to cure any ambiguity, defect or inconsistency;

               (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

               (c) to provide for the assumption of an Issuers' or the Parent's obligations to Holders of the Notes under this Indenture or any Guarantor's obligations under its Guarantee of the Notes in the case of a merger, consolidation or sale of assets involving such Issuer, the Parent or such Guarantor, as applicable, pursuant to
          Article 5 or Article 10 hereof;

               (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for Guarantees of the Notes and any supplemental indenture required pursuant to Section 4.15 hereof) or that does not adversely affect the legal rights under this Indenture of any such Holder;

               (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; and

               (f) to release a Guarantor in accordance with Section 10.4 hereof.

          Upon the request of the Issuers, the Parent and any Guarantor, accompanied by a resolution of the Board of Directors of such Issuer, the Parent or such Guarantor, as applicable, authorizing the execution of any such amended or supplemental indenture and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuers, the Parent and any such Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture, or otherwise.

          SECTION 9.2.        WITH CONSENT OF HOLDERS.

          Except as provided below in this Section 9.2, the Issuers, the Parent, any Guarantors and the Trustee together may amend this Indenture, the Notes and any Guarantee of the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of each series affected by such amendment (including consents obtained in connection with a purchase of or a tender offer or exchange offer for Notes of the affected series).

          Upon the request of the Issuers, accompanied by a resolution of the Board of Directors of each of the Issuers and the Parent, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the

Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuers, the Parent and any Guarantors, as the case may be, in the execution of such supplemental indenture unless such supplemental indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment or waiver under this Section 9.2 becomes effective, the Issuers shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the then-outstanding Notes of each series affected thereby (including consents obtained in connection with a purchase of or a tender offer or exchange offer for Notes of such series) may waive any existing default or compliance in a particular instance by any Issuer or any Guarantor with any provision of this Indenture or the Notes of such series. However, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes of any series whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

          (c) reduce the rate of or change the time for payment of interest on any Note;

          (d) waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on any Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of the applicable series and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Note;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages on the Notes;

          (g)   waive a redemption payment with respect to any Note;

          (h) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee of the Notes in a manner which adversely affects the Holders in any material respect;

          (i) except pursuant to Article 8 or pursuant to Section 10.4, release any Guarantor from its obligations under a Guarantee of the Notes, or change any such Guarantee of the Notes in any manner that would adversely affect the Holders in any material respect;

          (j)   make any change to Section 3.9, Section 4.10 or Section 4.14; or

          (k) make any change in the foregoing amendment and waiver provisions.

          SECTION 9.3.   COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment to this Indenture or the Notes shall be set forth in an amendment or supplemental indenture that complies with the TIA as then in effect.

          SECTION 9.4.   REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          The Issuers may fix a record date for determining which Holders must consent to such amendment or waiver. If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or
(ii) such other date as the Issuers shall designate.

          SECTION 9.5.   NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment or waiver on any Note of an affected series thereafter authenticated. The Issuers in exchange for all Notes of a series may issue and the Trustee shall authenticate new Notes of such series that reflect the amendment or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

          SECTION 9.6.   TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and, subject to Section 7.1 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuers, the Parent and the Guarantors in accordance with its terms. The Issuers, the Parent and any Guarantors may not sign an amendment or supplemental indenture until the Board of Directors of each Issuer, the Parent or any Guarantor, as applicable, approves it.

                                   ARTICLE 10
                                   GUARANTEES

          SECTION 10.1.  GUARANTEES.

          Each Guarantor, jointly and severally, unconditionally guarantees, on an unsecured senior basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuers under this Indenture or the Notes, that: (i) the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption, offer to purchase or otherwise, and interest on the overdue principal of, premium, and interest and Liquidated Damages, if any, on the Notes and all other Obligations of the Issuers to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise; and (iii) any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under any Guarantee with respect to the Notes will be paid. Failing payment when due of any amount so guaranteed for whatever reason, any Guarantor will be obligated (subject to any grace periods allowed pursuant to Section 6.1 hereof) to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.2 hereof. An Event of Default under this Indenture or the Notes shall constitute an event of default under any Guarantee of the Notes, and shall entitle the Holders of Notes to accelerate the Obligations of any Guarantor hereunder in the same manner and to the same extent as the Obligations of the Issuers. Each Guarantor agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Guarantor. Any Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either or both of the Issuers, protest, notice and all demands whatsoever and covenants that its Guarantee with respect to the Notes will not be discharged except by complete performance of its Obligations under the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to any Issuer, any Guarantor or any Custodian, Trustee, liquidator or other similar official acting in relation to either any Issuer or any Guarantor any amount paid by any such entity to the Trustee or such Holder, any Guarantee to the Notes, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holder in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of such Guarantee of the Notes. A Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holder under its Guarantee of the Notes.

          Each Holder of a Note by its acceptance thereof agrees to and shall be bound by the provisions of this Section 10.1.

          SECTION 10.2.       WHEN A SUBSIDIARY GUARANTOR MAY MERGE,
                              ETC.

          No Subsidiary Guarantor shall consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

               (a) the person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the Obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in the form of Exhibit B hereto and under the Notes and this Indenture;

               (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

               (c) such Subsidiary Guarantor or any Person formed by or surviving any such consolidation or merger would be permitted by virtue of the tests set forth in the first paragraph of Section 4.9 hereof to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness under those tests.

          The Subsidiary Guarantor shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel, covering clauses (a) and (b) (in the case of clause (b), to such counsel's knowledge), stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

          Notwithstanding the foregoing, (A) a Subsidiary Guarantor may consolidate with or merge with or into the Company; provided, however, that the surviving Person (if other than the Company) shall expressly assume by supplemental indenture complying with the requirements of this Indenture, the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on all of the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture and the Notes to be performed by the Company; (B) a Subsidiary Guarantor may consolidate with or merge with or into any other Subsidiary Guarantor and (C) a Subsidiary Guarantor may consolidate with or merge with or into the Parent; provided, however, that the surviving Person (if other than the Parent) shall expressly assume by supplemental indenture complying with the requirements of this Indenture the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Parent.

          SECTION 10.3.     LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

          For purposes of this Article 10 and any Guarantee of the Notes by a Subsidiary Guarantor, each Subsidiary Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor hereunder and thereunder, but shall be limited to the lesser of (i) the aggregate amount of the obligations of the Issuers under the Notes and this Indenture or (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or
(B) left it with unreasonably small capital at the time its Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Guarantee of the Notes is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

          SECTION 10.4.  RELEASE OF A GUARANTOR.

          Concurrently with the payment in full of all of the Issuers' Obligations under the Notes of any series and this Indenture with respect to such series (other than with respect to any indemnification obligations), each Guarantor shall be released from and relieved of its Obligations with respect to the Notes of such series under this Article 10. In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, which sale or other disposition is otherwise in compliance with the terms of this Indenture, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be automatically and unconditionally released and relieved of any obligations under its Guarantee of the Notes. The Trustee shall deliver an appropriate instrument evidencing any such release under this
Section 10.4 upon receipt of a request by the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.4. The provisions of Section 10.2 shall not apply to any merger or consolidation pursuant to which a Subsidiary Guarantor is released from its Obligations under this 10.4.

                                   ARTICLE 11
                                 MISCELLANEOUS

          SECTION 11.1.  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

          SECTION 11.2.  NOTICES.

          Any notice or communication by the Issuers, the Parent or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), or sent by telex, telecopier or overnight air courier guaranteeing next Business Day delivery, to the other's address:

          If to any Issuer:

          MeriStar Hospitality Operating Partnership, L.P.
          1010 Wisconsin Avenue, N.W.
          Suite 650
          Washington, D.C.  20007
          Attention:  John Emery, Chief Financial Officer
          Telecopier No.:  (202) 965-4445

          With a copy to:

          Paul, Weiss, Rifkind, Wharton & Garrison
          1285 Avenue of the Americas
          New York, NY  10019-6064
          Attention:  Richard S. Borisoff, Esq.
          Telecopier No.:  (212) 373-2523

          If to the Parent:

          MeriStar Hospitality Corporation
          1010 Wisconsin Avenue, N.W.
          Suite 650
          Washington, D.C.  20007
          Attention:  John Emery, Chief Financial Officer
          Telecopier No.:  (202) 965-4445

          With a copy to:

          Paul, Weiss, Rifkind, Wharton & Garrison
          1285 Avenue of the Americas
          New York, NY  10019-6064
          Attention:  Richard S. Borisoff, Esq.
          Telecopier No.:  (212) 373-2523

          If to the Trustee:

          U. S. Bank Trust National Association
          100 Wall Street, Suite 1600
          New York, New York  10005
          Attention:  Corporate Trust Department
          Telecopier No.:  (212)809-5459

          The Issuers, the Parent or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.

          Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed or given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          SECTION 11.3.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 11.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Issuers or the Parent to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

               (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

          SECTION 11.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.4 and TIA Section 314(a)(4)) shall include:

               (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

          SECTION 11.6.  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 11.7.  LEGAL HOLIDAYS.

          A "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          SECTION 11.8.  RECOURSE AGAINST OTHERS.

          No past, present or future director, officer, partner, employee, agent, manager, stockholder, incorporator or other Affiliate, as such of any Issuer or of any Guarantor shall have any liability for any obligations of any Issuer or any Guarantor under the Notes, or this Indenture or a Guarantee of the Notes, if any, or for any claim based upon, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive or release liabilities under the federal securities laws.

          SECTION 11.9.  DUPLICATE ORIGINALS.

          The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

          SECTION 11.10. GOVERNING LAW.

          THIS INDENTURE, THE NOTES AND THE GUARANTEES OF THE NOTES AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 11.11. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any Issuer, the Parent or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 11.12. SUCCESSORS.

          All agreements of the Issuers, the Parent and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.13. SEVERABILITY.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.14. COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 11.15. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first written above.

                         Issuers:
                         -------

                         MERISTAR HOSPITALITY OPERATING
                         PARTNERSHIP, L.P., a Delaware limited partnership


                         By:  MeriStar Hospitality Corporation, as
                              general partner

                         By:  /s/ Christopher L. Bennett
                            -------------------------------------
                                  Name: Christopher L. Bennett
                                  Title: Vice President, Legal



                         MERISTAR HOSPITALITY FINANCE CORP., a
                         Delaware corporation

                         By:  /s/ Christopher L. Bennett
                            -------------------------------------
                                  Name: Christopher L. Bennett
                                  Title: Vice President, Legal

                         Parent:
                         ------


                         MERISTAR HOSPITALITY CORPORATION, a
                         Maryland corporation

                         By:  /s/ Christopher L. Bennett
                            -------------------------------------
                                  Name: Christopher L. Bennett
                                  Title: Vice President, Legal

                         Trustee:
                         -------


                         U.S. BANK TRUST NATIONAL ASSOCIATION, as
                         Trustee

                         By:  /s/ Rouba Fakih
                            -------------------------------------
                              Name: Rouba Fakih
                              Title: Trust Officer


                         Subsidiary Guarantors:
                         ---------------------

                         MERISTAR ACQUISITION COMPANY, L.L.C., a
                         Delaware limited liability company

                         By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                              By:  MeriStar Hospitality Corporation, a
                                   Maryland corporation, general partner

                                   By:  /s/ Christopher L. Bennett
                                      -------------------------------------
                                            Name: Christopher L. Bennett
                                            Title: Vice President, Legal


                         AGH PSS I, INC., a Delaware corporation

                         By:  /s/ Christopher L. Bennett
                            -------------------------------------
                           Name:  Christopher L. Bennett
                           Title: Vice President, Legal

                         AGH UPREIT LLC, a Delaware limited liability company

                         By: MeriStar Hospitality Corporation, a Maryland corporation, member

                              By:  /s/ Christopher L. Bennett
                                 -------------------------------------
                                Name:  Christopher L. Bennett
                                Title: Vice President, Legal


                         By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                              By:  MeriStar Hospitality Corporation, a
                                   Maryland corporation, general partner

                                   By:  /s/ Christopher L. Bennett
                                      -------------------------------------
                                     Name:  Christopher L. Bennett
                                     Title: Vice President, Legal


                         CAPSTAR HOUSTON SW PARTNERS, L.P.
                         CAPSTAR MEDALLION HOUSTON PARTNERS, L.P.
                         CAPSTAR MEDALLION DALLAS PARTNERS, L.P.
                         CAPSTAR MEDALLION AUSTIN PARTNERS, L.P.
                         CAPSTAR MIDLAND PARTNERS, L.P.
                         CAPSTAR DALLAS PARTNERS, L.P.
                         CAPSTAR MOCKINGBIRD PARTNERS, L.P.
                         Each of the above being a Delaware limited partnership

                         By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, general partner

                              By:  MeriStar Hospitality Corporation, a
                                   Maryland corporation, general partner

                                   By:  /s/ Christopher L. Bennett
                                      -------------------------------------
                                     Name:  Christopher L. Bennett
                                     Title: Vice President, Legal

                         EQUISTAR SCHAUMBURG COMPANY, L.L.C.
                         EQUISTAR BELLEVUE COMPANY, L.L.C.
                         EQUISTAR CLEVELAND COMPANY, L.L.C.
                         EQUISTAR LATHAM COMPANY, L.L.C.
                         EQUISTAR VIRGINIA COMPANY, L.L.C.
                         EQUISTAR BALLSTON COMPANY, L.L.C.
                         EQUISTAR SALT LAKE COMPANY, L.L.C.
                         EQUISTAR ATLANTA GP COMPANY, L.L.C.
                         EQUISTAR ATLANTA LP COMPANY, L.L.C.
                         CAPSTAR WASHINGTON COMPANY, L.L.C.
                         CAPSTAR CS COMPANY, L.L.C.
                         CAPSTAR SAN PEDRO COMPANY, L.L.C.
                         CAPSTAR LOUISVILLE COMPANY, L.L.C.
                         CAPSTAR LEXINGTON COMPANY, L.L.C.
                         CAPSTAR OKLAHOMA CITY COMPANY, L.L.C.
                         CAPSTAR CHERRY HILL COMPANY, L.L.C.
                         CAPSTAR FRAZER COMPANY, L.L.C.
                         CAPSTAR KC COMPANY, L.L.C.
                         CAPSTAR NATIONAL AIRPORT COMPANY, L.L.C.
                         CAPSTAR GEORGETOWN COMPANY, L.L.C.
                         CAPSTAR JEKYLL COMPANY, L.L.C.
                         CAPSTAR DETROIT AIRPORT COMPANY, L.L.C.
                         CAPSTAR TUCSON COMPANY, L.L.C.
                         CAPSTAR MESA COMPANY, L.L.C.
                         CAPSTAR MORRISTOWN COMPANY, L.L.C.
                         CAPSTAR INDIANAPOLIS COMPANY, L.L.C.
                         CAPSTAR CHICAGO COMPANY, L.L.C.
                         CAPSTAR WINDSOR LOCKS COMPANY, L.L.C.
                         CAPSTAR HARTFORD COMPANY, L.L.C.
                         CAPSTAR CROSS KEYS COMPANY, L.L.C.
                         CAPSTAR COLUMBIA COMPANY, L.L.C.
                         CAPSTAR ROLAND PARK COMPANY, L.L.C.
                         CAPSTAR FORRESTAL COMPANY, L.L.C.
                         Each of the above being a Delaware limited liability company

                         By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                         By:  MeriStar Hospitality Corporation, a
                              Maryland corporation, general partner

                              By:  /s/ Christopher L. Bennett
                                 -------------------------------------
                                Name:  Christopher L. Bennett
                                Title: Vice President, Legal

                         MERISTAR SANIBEL INN COMPANY, LLC
                         MERISTAR SUNDIAL BEACH COMPANY, LLC
                         MERISTAR SAFETY HARBOR COMPANY, LLC
                         MERISTAR SEASIDE INN COMPANY, LLC
                         MERISTAR PLANTATION SHOPPING CENTER COMPANY, LLC MERISTAR SONG OF THE SEA COMPANY, LLC
                         MERISTAR SHIRLEY'S PARCEL COMPANY, LLC
                         MERISTAR SANIBEL GOLF COMPANY, LLC
                         MERISTAR MARCO ISLAND COMPANY, LLC
                         MERISTAR S.S. PLANTATION COMPANY, LLC
                         MERISTAR HOTEL (CALGARY AIRPORT) LLC
                         MERISTAR HOTEL (VANCOUVER) LLC
                         MERISTAR HOTEL (SURREY) LLC
                         MERISTAR HOTEL (BURNABY) LLC
                         AGH 75 ARLINGTON HEIGHTS LLC
                         Each of the above being a Delaware limited liability company

                         By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                              By:  MeriStar Hospitality Corporation, a
                                   Maryland corporation, general partner

                                   By:  /s/ Christopher L. Bennett
                                      ------------------------------------
                                     Name:  Christopher L. Bennett
                                     Title: Vice President, Legal


                         MERISTAR SANTA BARBARA, L.P., a Delaware limited partnership
                         MERISTAR CATHEDRAL CITY, L.P., a Delaware limited partnership
                         MERISTAR LAJV, L.P., a Delaware limited partnership

                         By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                              By:  MeriStar Hospitality Corporation, a
                                   Maryland corporation, general partner

                                   By:  /s/ Christopher L. Bennett
                                     Name:  Christopher L. Bennett
                                     Title: Vice President, Legal

                         75 ARLINGTON HEIGHTS LIMITED PARTNERSHIP,
                         L.P., a Delaware limited partnership

                         By: AGH 75 Arlington Heights LLC, a Delaware limited liability company, general partner

                              By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                                   By:  MeriStar Hospitality Corporation, a
                                        Maryland corporation, general
                                        partner

                                        By:  /s/ Christopher L. Bennett
                                           ---------------------------------
                                          Name:  Christopher L. Bennett
                                          Title: Vice President, Legal


                         BCHI ACQUISITION, LLC, a Delaware limited liability company

                         By: AGH UPREIT LLC, a Delaware limited liability company, member

                              By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                                   By:  MeriStar Hospitality Corporation, a
                                        Maryland corporation, general
                                        partner

                                        By:  /s/ Christopher L. Bennett
                                           ---------------------------------
                                          Name:  Christopher L. Bennett
                                          Title: Vice President, Legal

                         By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                              By:  MeriStar Hospitality Corporation, a
                                   Maryland corporation, general partner

                                   By:  /s/ Christopher L. Bennett
                                      ---------------------------------
                                     Name:  Christopher L. Bennett
                                     Title: Vice President, Legal

                         MDV LIMITED PARTNERSHIP, a Texas limited partnership
                         183 HOTEL ASSOCIATES, LTD., a Texas limited partnership
                         LAKE BUENA VISTA PARTNERS, LTD., a Florida limited partnership
                         DURHAM I-85 LIMITED PARTNERSHIP, a Delaware limited partnership
                         COCOA BEACH HOTELS, LTD., a Florida limited partnership

                         By: AGH UPREIT LLC, a Delaware limited liability company, their general partner

                              By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                                   By:  MeriStar Hospitality Corporation, a
                                        Maryland corporation, general
                                        partner

                                        By:  /s/ Christopher L. Bennett
                                           ---------------------------------
                                          Name:  Christopher L. Bennett
                                          Title: Vice President, Legal

                         HOTEL COLUMBIA COMPANY, a Maryland general partnership

                         By: CapStar Columbia Company, L.L.C., a Delaware limited liability company, partner

                              By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                                   By:  MeriStar Hospitality Corporation, a
                                        Maryland corporation, general
                                        partner

                                        By:  /s/ Christopher L. Bennett
                                           ---------------------------------
                                          Name:  Christopher L. Bennett
                                          Title: Vice President, Legal

                         By: CapStar Roland Park Company, L.L.C., a Delaware limited liability company, partner

                              By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                                   By:  MeriStar Hospitality Corporation, a
                                        Maryland corporation, general
                                        partner

                                        By:  /s/ Christopher L. Bennett
                                           ---------------------------------
                                          Name:  Christopher L. Bennett
                                          Title: Vice President, Legal


                         MERISTAR LP, INC.,
                         a Nevada corporation

                         By:  /s/ Christopher L. Bennett
                            ---------------------------------
                           Name:  Christopher L. Bennett
                           Title: Vice President, Legal

                         3100 GLENDALE JOINT VENTURE, an Ohio general partnership

                         By: AGH UPREIT LLC, a Delaware limited liability company, partner

                              By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, member

                                   By:  MeriStar Hospitality Corporation, a
                                        Maryland corporation, general
                                        partner

                                        By:  /s/ Christopher L. Bennett
                                           ---------------------------------
                                          Name:  Christopher L. Bennett
                                          Title: Vice President, Legal

                         By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, partner

                              By:  MeriStar Hospitality Corporation, a
                                   Maryland corporation, general partner

                                   By:  /s/ Christopher L. Bennett
                                      ---------------------------------
                                     Name:  Christopher L. Bennett
                                     Title: Vice President, Legal


                         MERISTAR HOTEL LESSEE, INC.

                         By:  /s/ Christopher L. Bennett
                            ---------------------------------
                           Name:  Christopher L. Bennett
                           Title: Vice President, Legal

                                  EXHIBIT A-1

                                (Face of Note)

                9% [Series A] [Series B] Senior Notes due 2008


                                                              CUSIP:____________
No.___                                                              $___________

               MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                                      and

                      MERISTAR HOSPITALITY FINANCE CORP.


promise to pay to ___________________________, or registered assigns, the principal sum of ________________________________ Dollars on January 15, 2008.

               Interest Payment Dates:  January 15 and July 15

               Record Dates:  January 1 and July 1

                              Dated:  __________________________


                              MERISTAR HOSPITALITY OPERATING
                              PARTNERSHIP, L.P.


                              By:  MeriStar Hospitality Corporation, as
                                   general partner

                              By: ____________________________
                                Name:
                                Title:


                              MERISTAR HOSPITALITY FINANCE CORP.

                              By: ____________________________
                                Name:
                                Title:

                                     A-1-1

Trustee's Certificate of Authentication:

This is one of the [Global] Notes
referred to in the within-
mentioned Indenture:


U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By _____________________________
  Authorized Signatory

                                     A-1-2

                                (Back of Note)

                9% [Series A] [Series B] Senior Notes due 2008

                                      of

               MeriStar Hospitality Operating Partnership, L.P.

                                      and

                      MeriStar Hospitality Finance Corp.

[IF A RESTRICTED SECURITY, INSERT: THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ''SECURITIES ACT''), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THE SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A ''QUALIFIED INSTITUTIONAL BUYER'' (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN ''OFFSHORE TRANSACTION'' PURSUANT TO RULE 903 OR 904 REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO
(X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISIONS THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., MERISTAR HOSPITALITY FINANCE CORP. OR ANY OF THEIR RESPECTIVE AFFILIATES WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE ''RESALE RESTRICTION TERMINATION DATE''), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., MERISTAR HOSPITALITY FINANCE CORP. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A ''QUALIFIED INSTITUTIONAL BUYER'' AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

                                     A-1-3

REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., THE TRUSTEE AND THE TRANSFER AGENT AND REGISTRAR RESERVE THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER PURSUANT TO CLAUSES (D) OR (E) ABOVE TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION SATISFACTORY TO MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., THE TRUSTEE AND THE TRANSFER AGENT AND REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS ''OFFSHORE TRANSACTION,'' ''UNITED STATES'' AND ''U.S. PERSON'' HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES.]

[IF A TEMPORARY REGULATION S GLOBAL NOTE INSERT: PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933 (THE ''SECURITIES ACT'')) (''REGULATION S''), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A ''QUALIFIED INSTITUTIONAL BUYER'' (AS DEFINED IN RULE 144A (''RULE 144A'') UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES.]

[IF A GLOBAL NOTE INSERT: UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

                                     A-1-4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (DTC), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1) INTEREST. MeriStar Hospitality Partnership, L.P., a Delaware limited partnership (the "Company") and MeriStar Hospitality Finance Corp., a Delaware corporation ("MeriStar Finance," and together with the Company, the "Issuers"), promise to pay interest on the principal amount of this 9% [Series A] [Series B] Senior Note due 2008 (the "Note") at the rate and in the manner specified below.

          The Issuers shall pay interest on the principal amount of this Note in cash at the rate per annum shown above and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreements referred to below. The Issuers shall pay interest and Liquidated Damages, if any, semi-annually on each January 15 and July 15 commencing July 15, 2001 or if any such day is not a Business Day (as defined in the Indenture referred to below), on the next succeeding Business Day (each an "Interest Payment Date").

          Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months for the actual number of days elapsed. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of this Note. To the extent lawful, the Issuers shall pay interest on overdue principal and premium at the rate of 1% per annum in excess of the then applicable interest rate on this Note; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

          (2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 1 and July 1 immediately preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest and Liquidated Damages, if any, at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal and premium, if any, and interest and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of

                                     A-1-5
which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. Any Issuer or any of its Subsidiaries may act in any such capacity.

          (4) INDENTURE. The Company issued the Notes under an Indenture dated as of January 26, 2001 (the "Indenture") among the Issuers, MeriStar Hospitality Corporation, a Maryland corporation (the "Parent"), the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes.

          (5) OPTIONAL REDEMPTION. Prior to January 15, 2004, the Issuers may redeem, on any one or more occasions, with the net cash proceeds of one or more public offerings of the common equity of the Parent (a "Public Equity Offering") (within 60 days of the consummation of any such Public Equity Offering), up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 109% of the principal amount of such Notes plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after any such redemption.

          (6) OFFERS TO PURCHASE. Subject to the Company's obligation to make an offer to purchase Notes in connection with Asset Sales and a Change of Control (as described in the Indenture), the Issuers have no mandatory redemption or sinking fund obligations with respect to the Notes. Notice of any such offer to purchase will be given as provided in the Indenture. Holders of Notes that are the subject of an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and taking certain other actions, all as set forth in the Indenture.

          (7) NOTICE OF REDEMPTION. Notice of redemption will be mailed, by first class mail, at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          (8) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 of principal amount. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees

                                     A-1-6
required by law or permitted by the Indenture. The Issuers and the Registrar shall not be required to issue, exchange or register the Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 of the Indenture and ending at the close of business on the day of selection, or to exchange or register any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or to exchange or register a Note between a record date and the next succeeding Interest Payment Date.

          (9) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          (10) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer's or the Parent's obligations to Holders of the Notes under the Indenture or any Guarantor's Obligations under its Guarantee in the case of a merger, consolidation or sale of assets involving an Issuer, the Parent or such Guarantor, as applicable, pursuant to Article 5 or
Article 10 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for Guarantees of the Notes and any supplemental indenture required pursuant to
Section 4.15 of the Indenture) or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA and to release a Guarantor in accordance with the Indenture.

          (11) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Assets Sale Offer); (iii) failure by any Issuer or the Parent to comply with Section 5.1 of the Indenture or the failure by any Subsidiary Guarantor to comply with Section 10.2 of the Indenture; (iv) failure by any Issuer, the Parent, any Guarantor or any Restricted Subsidiary for 30 days in the performance of any other covenant, warranty or agreement in the Indenture or the Notes after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee from Holders of at least 25% in principal amount of the Notes of such then outstanding; (v) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of Non-Recourse Indebtedness of the Company, the Parent or any of their respective Restricted Subsidiaries with an aggregate principal amount in excess of the lesser of (A) 10% of the total assets of the Company, the Parent and their respective Restricted Subsidiaries measured as of the end of the Parent's most recent fiscal quarter for which internal financial statements are available immediately prior to the date on which such default occurred, determined on a pro forma basis and (B) $50 million, and such failure continues for a period of

                                     A-1-7

10 days or more, or the acceleration of the final stated maturity of any such Non-Recourse Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company, the Parent or such Restricted Subsidiary of notice of such acceleration); (vi) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Parent or any Restricted Subsidiary of the Company or the Parent and such failure continues for a period of 10 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company, the Parent or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 10-day period described above has passed, aggregates $10.0 million or more at any time; (vii) failure by the Company, the Parent or any of their respective Restricted Subsidiaries to pay final judgments rendered against them (other than judgment liens without recourse to any assets or property of the Company, the Parent or any of their respective Restricted Subsidiaries other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days (other than any judgments as to which a reputable insurance company has accepted full liability); (viii) except as permitted by the Indenture, any Guarantee with respect to the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors or assigns), or any Person acting on behalf of such Guarantor (or its successors or assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Guarantee with respect to the Notes; and (ix) certain events of bankruptcy or insolvency with respect to the Company, the Parent, any of the Company's or the Parent's Subsidiaries that would constitute a Significant Subsidiary or any group of the Company's and/or the Parent's Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee, by written notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Issuers and the Trustee may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, the Parent, any of the Company's or the Parent's Subsidiaries that would constitute a Significant Subsidiary or any group of the Company's and/or the Parent's Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any acceleration with respect to the Notes and its consequences. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

          (12) GUARANTEES OF NOTES. Payment of principal, premium, if any, and interest and Liquidated Damages, if any, (including interest on overdue principal and overdue interest, if lawful) on the Notes are unconditionally guaranteed by the Guarantors pursuant to, and subject to the terms of, Article 10 of the Indenture.

                                     A-1-8

          (13) SECURITY. The Notes will be senior, unsecured obligations of the Issuers.

          (14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder shall have any liability for any obligations of any Issuer or any Guarantor under the Notes, any Guarantee with respect to the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive or release liabilities under the federal securities laws.

          (15) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          (18) [SERIES A NOTES] REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement (as defined in the Indenture), and subject to certain terms and conditions stated therein, the Issuers will be obligated to consummate an Exchange Offer pursuant to which the Holders of the Notes shall have the right to exchange this Note for Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respect to the Note. In certain circumstances, and subject to certain terms and conditions, Holders of the Notes shall have the right to receive liquidated damages if the Issuers shall have failed to fulfill their obligations under the Registration Rights Agreement.

          The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               MeriStar Hospitality Operating Partnership, L.P.
               1010 Wisconsin Avenue, N.W.
               Suite 650
               Washington, D.C. 20007
               Attention: John Emery,
                          Chief Financial Officer
                          Telecopier No.: (202) 965-4445

                                     A-1-9

                                Assignment Form
              To assign this Note, fill in the form below: (I) or
                     (we) assign and transfer this Note to

________________________________________________________________________________
              (Insert assignee's Social Security or tax I.D. No.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                                     ___________________________________________
agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: ______________________

                              Your Signature:
                              (Sign exactly as your name appears on the face of this Note)

                              Signature Guarantee:* _______________________

______________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                    A-1-10

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

          [_] Section 4.10    [_] Section 4.14

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $___________

Date:______________           Your Signature:___________________________________
                                (Sign exactly as your name appears on the Note)

                              Tax Identification No:____________________________

                              Signature Guarantee:*/____________________________

__________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                    A-1-11

                             Transfer and Exchange

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) January 26, 2001, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                  Check One

                                  (1)  ___ to an Issuer or a subsidiary thereof;
                                       or

                                  (2)  ___ pursuant to and in compliance with
                                       Rule 144A under the Securities Act; or

                                  (3)  ___ outside the United States to a
                                       "foreign person" in compliance with Rule
                                       904 of Regulation S under the Securities
                                       Act; or

                                  (4) ___ pursuant to an effective registration statement under the Securities Act; or

                                  (5)  ___ pursuant to another available
                                       exemption from the registration
                                       requirements of the Securities Act.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that if box (3) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated: ___________  Signed:_________________________________
                    (Sign exactly as name appears on the other side of this
                     Security)

Signature Guarantee:________________________________________

                                    A-1-12

             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________________  Signed:_________________________
                                                  NOTICE: To be executed
                                                  by an executive officer

                                    A-1-13

                  SCHEDULE OF EXCHANGES OF CERTIFICATED NOTES

          The following exchanges of a part of this Global Note for Certificated Notes have been made:

                       Amount of           Amount of        Principal Amount       Signature of
                      decrease in         increase in        of this Global         authorized
                       Principal        Principal Amount     Note following         officer of
                       Amount of            of this          such decrease       Trustee or Note
Date of Exchange    this Global Note      Global Note        (or increase)          Custodian
----------------    ----------------    ----------------    ----------------     ---------------

                                    A-1-14

                                  EXHIBIT A-2

                                (Face of Note)

                9?% [Series C] [Series D] Senior Notes due 2011


                                                              CUSIP:____________
No.___                                                              $___________

               MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                                      and

                      MERISTAR HOSPITALITY FINANCE CORP.


promise to pay to _______________________________, or registered assigns, the principal sum of __________________________________ Dollars on January 15, 2011.

          Interest Payment Dates:  January 15 and July 15

          Record Dates:  January 1 and July 1

                              Dated: __________________________


                              MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.


                              By: MeriStar Hospitality Corporation, as
                                  general partner

                              By: _____________________________
                                  Name:
                                  Title:


                              MERISTAR HOSPITALITY FINANCE CORP.

                              By: ____________________________
                                  Name:
                                  Title:

                                     A-2-1

Trustee's Certificate of Authentication:
This is one of the [Global] Notes
referred to in the within-
mentioned Indenture:


U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By _____________________________
   Authorized Signatory

                                     A-2-2

                                (Back of Note)

               9 %  [Series C] [Series D] Senior Notes due 2011

                                      of

               MeriStar Hospitality Operating Partnership, L.P.

                                      and

                      MeriStar Hospitality Finance Corp.

[IF A RESTRICTED SECURITY, INSERT: THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THE SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION"
PURSUANT TO RULE 903 OR 904 REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO
(X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISIONS THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., MERISTAR HOSPITALITY FINANCE CORP. OR ANY OF THEIR RESPECTIVE AFFILIATES WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., MERISTAR HOSPITALITY FINANCE CORP. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

                                     A-2-3

REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., THE TRUSTEE AND THE TRANSFER AGENT AND REGISTRAR RESERVE THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER PURSUANT TO CLAUSES (D) OR (E) ABOVE TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION SATISFACTORY TO MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., THE TRUSTEE AND THE TRANSFER AGENT AND REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S.
PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES.]

[IF A TEMPORARY REGULATION S GLOBAL NOTE INSERT: PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT")) ("REGULATION S"), THIS
SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A
("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES.]

[IF A GLOBAL NOTE INSERT: UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

                                     A-2-4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (DTC), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1) INTEREST. MeriStar Hospitality Partnership, L.P., a Delaware limited partnership (the "Company") and MeriStar Hospitality Finance Corp., a Delaware corporation ("MeriStar Finance," and together with the Company, the "Issuers"), promise to pay interest on the principal amount of this 9?% [Series C] [Series D] Senior Note due 2011 (the "Note") at the rate and in the manner specified below.

          The Issuers shall pay interest on the principal amount of this Note in cash at the rate per annum shown above and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreements referred to below. The Issuers shall pay interest and Liquidated Damages, if any, semi-annually on each January 15 and July 15 commencing July 15, 2001 or if any such day is not a Business Day (as defined in the Indenture referred to below), on the next succeeding Business Day (each an "Interest Payment Date").

          Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months for the actual number of days elapsed. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of this Note. To the extent lawful, the Issuers shall pay interest on overdue principal and premium at the rate of 1% per annum in excess of the then applicable interest rate on this Note; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

          (2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 1 and July 1 immediately preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest and Liquidated Damages, if any, at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal and premium, if any, and interest and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of

                                     A-2-5
which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. Any Issuer or any of its Subsidiaries may act in any such capacity.

          (4) INDENTURE. The Company issued the Notes under an Indenture dated as of January 26, 2001 (the "Indenture") among the Issuers, MeriStar Hospitality Corporation, a Maryland corporation (the "Parent"), the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes.

          (5) OPTIONAL REDEMPTION. Prior to January 15, 2004, the Issuers may redeem, on any one or more occasions, with the net cash proceeds of one or more public offerings of the common equity of the Parent (a "Public Equity Offering") (within 60 days of the consummation of any such Public Equity Offering), up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 109?% of the principal amount of such Notes plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after any such redemption.

          (6) OFFERS TO PURCHASE. Subject to the Company's obligation to make an offer to purchase Notes in connection with Asset Sales and a Change of Control (as described in the Indenture), the Issuers have no mandatory redemption or sinking fund obligations with respect to the Notes. Notice of any such offer to purchase will be given as provided in the Indenture. Holders of Notes that are the subject of an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and taking certain other actions, all as set forth in the Indenture.

          (7) NOTICE OF REDEMPTION. Notice of redemption will be mailed, by first class mail, at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          (8) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 of principal amount. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees

                                     A-2-6
required by law or permitted by the Indenture. The Issuers and the Registrar shall not be required to issue, exchange or register the Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 of the Indenture and ending at the close of business on the day of selection, or to exchange or register any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or to exchange or register a Note between a record date and the next succeeding Interest Payment Date.

          (9) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          (10) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer's or the Parent's obligations to Holders of the Notes under the Indenture or any Guarantor's Obligations under its Guarantee in the case of a merger, consolidation or sale of assets involving an Issuer, the Parent or such Guarantor, as applicable, pursuant to Article 5 or
Article 10 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for Guarantees of the Notes and any supplemental indenture required pursuant to
Section 4.15 of the Indenture) or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA and to release a Guarantor in accordance with the Indenture.

          (11) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Assets Sale Offer); (iii) failure by any Issuer or the Parent to comply with Section 5.1 of the Indenture or the failure by any Subsidiary Guarantor to comply with Section 10.2 of the Indenture; (iv) failure by any Issuer, the Parent, any Guarantor or any Restricted Subsidiary for 30 days in the performance of any other covenant, warranty or agreement in the Indenture or the Notes after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee from Holders of at least 25% in principal amount of the Notes of such then outstanding; (v) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of Non-Recourse Indebtedness of the Company, the Parent or any of their respective Restricted Subsidiaries with an aggregate principal amount in excess of the lesser of (A) 10% of the total assets of the Company, the Parent and their respective Restricted Subsidiaries measured as of the end of the Parent's most recent fiscal quarter for which internal financial statements are available immediately prior to the date on which such default occurred, determined on a pro forma basis and (B) $50 million, and such failure continues for a period of

                                     A-2-7

10 days or more, or the acceleration of the final stated maturity of any such Non-Recourse Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company, the Parent or such Restricted Subsidiary of notice of such acceleration); (vi) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Parent or any Restricted Subsidiary of the Company or the Parent and such failure continues for a period of 10 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company, the Parent or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 10-day period described above has passed, aggregates $10.0 million or more at any time; (vii) failure by the Company, the Parent or any of their respective Restricted Subsidiaries to pay final judgments rendered against them (other than judgment liens without recourse to any assets or property of the Company, the Parent or any of their respective Restricted Subsidiaries other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days (other than any judgments as to which a reputable insurance company has accepted full liability); (viii) except as permitted by the Indenture, any Guarantee with respect to the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors or assigns), or any Person acting on behalf of such Guarantor (or its successors or assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Guarantee with respect to the Notes; and (ix) certain events of bankruptcy or insolvency with respect to the Company, the Parent, any of the Company's or the Parent's Subsidiaries that would constitute a Significant Subsidiary or any group of the Company's and/or the Parent's Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee, by written notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Issuers and the Trustee may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, the Parent, any of the Company's or the Parent's Subsidiaries that would constitute a Significant Subsidiary or any group of the Company's and/or the Parent's Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any acceleration with respect to the Notes and its consequences. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

          (12) GUARANTEES OF NOTES. Payment of principal, premium, if any, and interest and Liquidated Damages, if any, (including interest on overdue principal and overdue interest, if lawful) on the Notes are unconditionally guaranteed by the Guarantors pursuant to, and subject to the terms of, Article 10 of the Indenture.

                                     A-2-8

          (13) SECURITY. The Notes will be senior, unsecured obligations of the Issuers.

          (14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder shall have any liability for any obligations of any Issuer or any Guarantor under the Notes, any Guarantee with respect to the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive or release liabilities under the federal securities laws.

          (15) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          (18) [SERIES C NOTES] REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement (as defined in the Indenture), and subject to certain terms and conditions stated therein, the Issuers will be obligated to consummate an Exchange Offer pursuant to which the Holders of the Notes shall have the right to exchange this Note for Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respect to the Note. In certain circumstances, and subject to certain terms and conditions, Holders of the Notes shall have the right to receive liquidated damages if the Issuers shall have failed to fulfill their obligations under the Registration Rights Agreement.

          The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               MeriStar Hospitality Operating Partnership, L.P.
               1010 Wisconsin Avenue, N.W.
               Suite 650
               Washington, D.C. 20007
               Attention: John Emery,
                          Chief Financial Officer
                          Telecopier No.: (202) 965-4445

                                     A-2-9

                                Assignment Form
              To assign this Note, fill in the form below: (I) or
                     (we) assign and transfer this Note to

________________________________________________________________________________
              (Insert assignee's Social Security or tax I.D. No.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                                     ___________________________________________
agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: _____________________________

                              Your Signature:

                              (Sign exactly as your name appears on the face of this Note)

                              Signature Guarantee:* _______________________

______________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                    A-2-10

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

          [_] Section 4.10    [_] Section 4.14

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $___________

Date:______________           Your Signature:_______________________________
                                (Sign exactly as your name appears on the Note)

                              Tax Identification No:________________________

                              Signature Guarantee:*/________________________

__________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                    A-2-11

                             Transfer and Exchange

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) January 26, 2001, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                               Check One

                                (1)  ___  to an Issuer or a subsidiary thereof;
                                     or

                                (2)  ___  pursuant to and in compliance with
                                     Rule 144A under the Securities Act; or

                                (3)  ___  outside the United States to a
                                     "foreign person" in compliance with Rule
                                     904 of Regulation S under the Securities
                                     Act; or

                                (4) ___ pursuant to an effective registration statement under the Securities Act; or

                                (5)  ___  pursuant to another available
                                     exemption from the registration
                                     requirements of the Securities Act.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that if box (3) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated: ___________  Signed:_________________________________
                    (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:________________________________________

                                    A-2-12

             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________________  Signed:_________________________
                                              NOTICE: To be executed
                                              by an executive officer

                                    A-2-13

                  SCHEDULE OF EXCHANGES OF CERTIFICATED NOTES

          The following exchanges of a part of this Global Note for Certificated Notes have been made:

                       Amount of           Amount of        Principal Amount       Signature of
                      decrease in         increase in        of this Global         authorized
                       Principal        Principal Amount     Note following         officer of
     Date of           Amount of            of this          such decrease       Trustee or Note
    Exchange       this Global Note       Global Note        (or increase)          Custodian
    --------       ----------------       -----------        -------------          ---------

                                    A-2-14

                                   EXHIBIT B

                        FORM OF SUPPLEMENTAL INDENTURE

                            SUPPLEMENTAL INDENTURE

          This "Supplemental Indenture", dated as of ________, between _________________ (the "Guarantor"), a subsidiary of [MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership] [MeriStar Hospitality Corporation, a Maryland corporation], and U.S. Bank Trust National Association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

          WHEREAS, MeriStar Hospitality Operating Partnership (the "Company"), MeriStar Hospitality Finance Corp. ("MeriStar Finance," and together with the Company, the "Issuers"), MeriStar Hospitality Corporation (the "Parent") and the Subsidiary Guarantors parties thereto, have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of January 26, 2001, providing for the issuance of up to an aggregate principal amount of $300,000,000 of 9% Senior Notes due 2008 (the "2008 Notes") and up to an aggregate principal amount of $200,000,000 of 9% Senior Notes due 2011 (the "2011 Notes," and together with the 2008 Notes, the "Notes");

          WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances the Company and the Parent are required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Issuers' Obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

          WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Issuers' obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

          3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Guarantor, as such, shall have any liability for any obligations of any Issuer or any Guarantor under the Notes, any Guarantees, the

Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver or release may not be effective to waive or release liabilities under the federal securities laws.

          4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

          5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:____________, ____

                                   [Guarantor]

                                   By: ____________________________
                                       Name:
                                       Title:


                                   U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee

                                   By: _____________________________
                                       Name:
                                       Title:

                                   EXHIBIT C

                      Form of Certificate To Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, New York  10005
Attention: Corporate Trust Department

                      Re: MeriStar Hospitality Operating Partnership, L.P. and MeriStar Hospitality Finance Corp. (the "Issuers") __% Senior Notes due ____ (the "Notes")

Ladies and Gentlemen:

          In connection with our proposed sale of $____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          1.  the offer of the Notes was not made to a Person in the United
     States;

          2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          5. we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,



                              By: ______________________
                                Authorized Signature

                                      C-2